                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            Eastman Chemical Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                     N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

(EASTMAN LOGO)

                                March [26], 2001

DEAR FELLOW SHAREOWNER:

     Our Annual Meeting will be held at our Employee Center, located at 400 South Wilcox Drive, in Kingsport, Tennessee, on May 3, 2001, at 11:00 a.m. Doors to the meeting will open at 10:00 a.m. The business to be considered and voted upon at the meeting is explained in the accompanying proxy materials (consisting of the Notice of Annual Meeting, the Proxy Statement, and the proxy card). A copy of Eastman's 2000 Annual Report accompanies these materials.

     Your vote is important for this year's Annual Meeting, regardless of the number of shares you own. Signing and returning a proxy card or submitting your proxy via the Internet or telephone will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting. WHETHER YOU CHOOSE TO VOTE BY PROXY CARD, TELEPHONE, OR COMPUTER, IT WOULD HELP IF YOU VOTED AS SOON AS POSSIBLE. If you are a record holder, an admission ticket for the Annual Meeting is included with your proxy card. If you received our proxy materials from a broker or bank and do not have an admission ticket and wish to attend the meeting, please call (423) 229-4647.

     As you probably know, your Board of Directors has directed management to pursue a plan that would result in Eastman becoming two independent public companies by the end of 2001. We are working now to separate our businesses into two companies -- a specialty chemicals and plastics company and a PET plastics and acetate fibers company. Focusing on the distinctly different business, operational, and strategic requirements and considerations inherent in Eastman's current specialty and commodity businesses, I believe that the new companies will be better able to concentrate their respective efforts and resources on strategies specific to each business. And, you will have separate investments in two companies with distinct characteristics.

     The new companies are expected to be launched through a spin-off in the form of a tax-free stock dividend to be effective at the end of 2001. You will hear and receive more information later in the year. This time next year, we expect that you will be receiving two sets of proxy materials for the annual meetings of two exciting public companies.

     Thank you for your support of our Company.

                                           Sincerely,

                                           /s/ EARNEST W. DEAVENPORT, JR.

                                           Earnest W. Deavenport, Jr.
                                           Chairman and Chief Executive Officer

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

                            EASTMAN CHEMICAL COMPANY
                             100 NORTH EASTMAN ROAD
                           KINGSPORT, TENNESSEE 37660
                                 (423) 229-2000

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS
                           TO BE HELD ON MAY 3, 2001
                             ---------------------

To Our Shareowners:

     The 2001 Annual Meeting of Shareowners of Eastman Chemical Company ("Eastman" or the "Company") will be held at the Eastman Employee Center, located at 400 South Wilcox Drive, Kingsport, Tennessee, on May 3, 2001, at 11:00 a.m., local time, for the following purposes:

        - ELECT DIRECTORS. To consider and act upon the election of three directors to serve in the class for which the term in office expires at the Annual Meeting of Shareowners in 2004 and until their successors are duly elected and qualified;

        - AMEND CERTIFICATE OF INCORPORATION TO EFFECT 10:1 REVERSE/FORWARD STOCK SPLIT. To consider and act upon an amendment to Eastman's Certificate of Incorporation to effect a "reverse/forward split" of the Corporation's common stock, by which registered holders of less than 10 shares would have such shares cancelled and converted to the right to receive the fair market value of such shares in cash;

        - RATIFY APPOINTMENT OF INDEPENDENT ACCOUNTANTS. To consider and act upon ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company until the Annual Meeting of Shareowners in 2002;

        - SHAREOWNER PROPOSALS. If properly presented, to consider and act upon the two shareowner proposals set forth in the accompanying Proxy Statement, both of which are opposed by the Board of Directors; and

        - OTHER BUSINESS. To transact such other business as may come properly before the Annual Meeting or any adjournments or postponements thereof.

     Only shareowners of record at the close of business on March 15, 2001 are entitled to vote at the Annual Meeting. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. Please vote by proxy in one of these ways:

        - USE THE TOLL-FREE TELEPHONE NUMBER shown on your proxy card or voting instruction form (if you received the proxy materials by mail from a broker or bank);

        - BY INTERNET at the web address shown on your proxy card or voting instruction form; or

        - MARK, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY CARD OR VOTING INSTRUCTION FORM in the postage-paid envelope provided.

     Signing and returning the proxy card or submitting your proxy via Internet or by telephone does not affect your right to vote in person if you attend the Annual Meeting.

                                  By order of the Board of Directors

                                  /s/ Theresa K. Lee
                                  Theresa K. Lee
                                  General Counsel and Secretary

March [26], 2001

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

                                PROXY STATEMENT

                                      FOR

                        ANNUAL MEETING OF SHAREOWNERS OF
                            EASTMAN CHEMICAL COMPANY
                           TO BE HELD ON MAY 3, 2001

                                  INTRODUCTION

PROXY STATEMENT AND ANNUAL MEETING

     This Proxy Statement is dated March [26], 2001 and is first being mailed and delivered electronically to Eastman shareowners, and made available on the Internet (www.eastman.com), on or about March [30], 2001. This Proxy Statement is being furnished to shareowners in connection with the solicitation of proxies by the Company's Board of Directors for use at the Annual Meeting of Shareowners of the Company to be held on May 3, 2001, and at any adjournments or postponements thereof. At the Annual Meeting, shareowners will be asked to vote on the five items of business listed in the accompanying Notice of Annual Meeting and described in more detail under "Proposals To Be Voted Upon."

VOTING BY PROXY

     By executing and returning the proxy (either by returning the paper proxy card or by submitting your proxy electronically via the Internet or by telephone), you appoint James P. Rogers, the Company's Chief Financial Officer and Theresa K. Lee, the Company's General Counsel and Secretary, to represent you at the Annual Meeting and direct them to vote your shares at the Annual Meeting according to your instructions. Shares of common stock represented by proxy will be voted by the proxy holders at the Annual Meeting in accordance with the instructions indicated in the proxy appointment. IF YOU PROPERLY EXECUTE AND RETURN YOUR PROXY (IN PAPER FORM, ELECTRONICALLY VIA THE INTERNET, OR BY TELEPHONE) BUT DO NOT INDICATE ANY VOTING INSTRUCTIONS, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

     SHAREOWNERS OF RECORD MAY VOTE BY PROXY IN ONE OF THREE WAYS:

     - By telephone: call 1-800-293-5876 and use the Control Number on your personalized proxy card;

     - Via Internet: visit the www.proxyvoting.com/eastman website and use the Control Number on your personalized proxy card; or

     - By mail: mark, sign, date and mail your proxy card in the enclosed postage-paid envelope.

The Internet and telephone voting procedures are designed to authenticate shareowner identities, to allow shareowners to give voting instructions, and to confirm that shareowners' instructions have been recorded properly. Shareowners voting by Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access and telephone or cable service providers, that must be borne by the shareowner.

     IF YOUR SHARES ARE HELD IN "STREET NAME" THROUGH A BROKER, BANK OR OTHER HOLDER OF RECORD, YOU WILL RECEIVE INSTRUCTIONS FROM THE REGISTERED HOLDER THAT YOU MUST FOLLOW IN ORDER FOR YOUR SHARES TO BE VOTED FOR YOU BY SUCH RECORD HOLDER. Telephone and Internet voting is also offered to shareowners who own their Eastman shares through certain banks and brokers.

HOW TO REVOKE YOUR PROXY

     You may revoke your proxy at any time before its exercise at the Annual Meeting by either:

     - giving written notice of revocation to the Secretary of the Company,

     - executing and delivering a later-dated proxy, or

     - voting in person at the Annual Meeting.

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: Eastman Chemical Company, P.O. Box 511, Kingsport, Tennessee 37662-5075, Attention: Theresa K. Lee, Secretary.

SHAREOWNERS ENTITLED TO VOTE

     The Company's Board of Directors has fixed the close of business on March 15, 2001 as the record date for the determination of the shareowners entitled to receive notice of and to vote at the Annual Meeting. Only holders of record of shares of common stock as of the record date will be entitled to vote at the Annual Meeting. If your shares are held in the name of a broker, bank or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

     As of the record date, there were             shares of common stock issued
and outstanding and entitled to be voted at the Annual Meeting. Holders of common stock are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of common stock held of record as of the record date.

QUORUM

     The presence, in person or by proxy, of the holders of a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to conduct business at the Annual Meeting. Abstentions, votes withheld, and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A "broker non-vote" occurs when a nominee (such as a broker or bank) holding shares in "street name" as the registered holder for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

REQUIRED VOTE

     A plurality of the votes cast is required for the election of directors. With respect to the election of directors, shareowners may by proxy (1) vote "for" all three nominees, (2) "withhold" authority to vote for all such nominees, or (3) withhold authority to vote for any individual nominee or nominees but vote for all other nominees. Because directors are elected by a plurality of the votes cast (meaning the three nominees receiving the greatest number of votes will be elected), withholding authority to vote with respect to one or more nominees will have no effect on the outcome of the election. Similarly, any broker non-votes are not considered to be votes cast and therefore would have no effect on the outcome of the election of directors.

     The affirmative vote of the holders of a majority of the shares outstanding and entitled to be voted at the Annual Meeting is required to approve the proposed amendment to the Certificate of Incorporation necessary to effect a 10:1 reverse/forward stock split. Shareowners may by proxy (1) vote "for", (2) vote "against", or (3) "abstain" from voting on the proposed amendment. Abstentions and broker non-votes would have the same effect as a vote against the proposal to amend the Certificate of Incorporation.

     The affirmative vote of a majority of the votes cast is required for ratification of the appointment of independent accountants and adoption of each of the two shareowner proposals. With respect to each of these three items, shareowners may by proxy (1) vote "for," (2) vote "against," or (3) "abstain" from voting. Abstentions and any broker non-votes are not considered to be votes cast and therefore would have no effect on the outcome of any of these proposals.

PROXY SOLICITATION COSTS

     The cost of soliciting proxies and the cost of the Annual Meeting will be paid by the Company. In addition to the solicitation of shareowners by mail and electronic delivery, proxies may be solicited by

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

telephone, facsimile, personal contact, and similar means by directors, officers, or employees of the Company, none of whom will be specially compensated for such activities. The Company also contacts brokerage houses, banks, nominees, custodians, and fiduciaries who can be identified as record holders of common stock. Such holders, after inquiry by the Company, provide certain information concerning beneficial owners not objecting to the disclosure of such information and the quantities of proxy materials and Annual Reports needed to supply such materials to beneficial owners, and the Company reimburses such record holders for the expense of providing such beneficial ownership information and of mailing proxy materials and Annual Reports to beneficial owners. Georgeson Shareholder Communications Inc. has been retained by the Company to aid in the solicitation of proxies, at a cost of $10,000 plus expenses.

MATTERS RAISED AT THE ANNUAL MEETING NOT INCLUDED IN THIS PROXY STATEMENT

     The Company's management does not expect any matters to be acted upon at the Annual Meeting other than those presented in this Proxy Statement under "Proposals To Be Voted Upon". If any other matters were to be properly presented, however, the persons designated as proxies would have the discretion to vote on those matters for you.

     Under Eastman's Bylaws, a shareowner may submit a matter for a vote of the Company's shareowners at a meeting by giving adequate notice to the Secretary of the Company. To be adequate, the notice must set forth certain information specified in our Bylaws (which will be provided to any shareowner upon written request) about the shareowner and the proposal and be delivered to the Secretary not less than 60 days prior to the meeting. If, however, the meeting is an annual meeting to be held before the first Thursday in May (the regular day called for by the Bylaws) or a special meeting, notice of a proposal to be brought before the meeting may be provided up to the 15th day following the date notice of the meeting was given. Under our Bylaws, shareowners had until March 4, 2001 to provide notice of any matters to be presented at the Annual Meeting.

SHAREOWNER PROPOSALS FOR THE 2002 ANNUAL MEETING

     In accordance with rules of the Securities and Exchange Commission (the "SEC"), if you want to submit a proposal for presentation at Eastman's 2002 Annual Meeting of Shareowners, it must be received by the Company at its
principal executive offices on or before November   , 2001 in order to be
included in the Company's proxy materials relating to its 2002 Annual Meeting of Shareowners. In addition, as described under "Matters Raised at the Annual Meeting not Included in this Proxy Statement", the Company's Bylaws require that a proposal to be submitted by a shareowner for a vote of the Company's shareowners, whether or not also submitted for inclusion in the Company's proxy materials, must be preceded by adequate and timely notice to the Secretary of the Company. If the 2002 Annual Meeting is held on Thursday, May 2, 2002 (the regular day called for by the Bylaws), then such advance notice would be timely if delivered on or before March 3, 2002.

NOMINATIONS BY SHAREOWNERS FOR ELECTION TO BOARD OF DIRECTORS

     The Company's Bylaws provide that nominations by shareowners of persons for election to the Board of Directors may be made by giving adequate notice to the Secretary of the Company. To be adequate, the nomination notice must set forth certain information specified in our Bylaws (which will be provided upon written request) about each shareowner submitting a nomination and each person being nominated and be delivered to the Secretary not less than 60 days prior to the meeting. If, however, the meeting is an annual meeting to be held before the first Thursday in May or a special meeting, the nomination notice may be provided up to the 15th day following the date notice of the meeting was given. The Committee on Directors of the Board of Directors will consider persons nominated by shareowners and recommend to the full Board whether or not such nominee should be included with the Board's nominees for election by shareowners.

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

ANNUAL REPORT TO SHAREOWNERS AND ANNUAL REPORT ON FORM 10-K

     The Company's Annual Report to Shareowners for 2000, including consolidated financial statements for the year ended December 31, 2000, is being mailed to shareowners and made available via the Internet concurrently with this Proxy Statement but does not form any part of the proxy solicitation material. Upon the written request of any shareowner, the Company will furnish without charge a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000 as filed with the SEC. Requests may be made to Eastman Chemical Company, P.O. Box 511, Kingsport, Tennessee 37662-5075, Attention: Investor Relations. This information is also available via the Internet at the Company's World Wide Web site (www.eastman.com), and the EDGAR version of such report (with exhibits) is available at the SEC's World Wide Web site (www.sec.gov).

                           PROPOSALS TO BE VOTED UPON

                        ITEM 1 -- ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes, with the terms of office of the respective classes ending in successive years. Under the Company's Bylaws, a director reaching age 70 during any term of office continues to be qualified to serve only until the next annual meeting of shareowners following his or her 70th birthday (or, if approved by unanimous action of the Board of Directors, until the next annual meeting following his or her 71st birthday). Three directors are in the class for which the term in office expires at the Annual Meeting; these three directors have each been nominated for re-election for a new three-year term. The terms of the other eight directors continue after the Annual Meeting.

     The shareowners are being asked to vote on the election of three directors to the class for which the term of office shall expire at the Annual Meeting of Shareowners in 2004 and until their successors are duly elected and qualified. All shares of common stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified. If you execute and return a proxy without instruction, your shares will be voted for the election of the three nominees identified below. If any nominee is unable or unwilling to serve (which is not anticipated), the persons designated as proxies will vote your shares for the remaining nominees and for another nominee proposed by the Board or, as an alternative, the Board could reduce the number of directors to be elected at the Annual Meeting.

     THE NOMINEES HAVE BEEN RECOMMENDED TO THE BOARD OF DIRECTORS BY THE COMMITTEE ON DIRECTORS OF THE BOARD. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ELECTION OF THE THREE NOMINEES IDENTIFIED BELOW.

     Set forth below is certain information regarding each current director, including a description of his or her positions and offices with the Company (other than as a director), if any; a brief description of his or her principal occupation and business experience during at least the last five years; directorships presently held by him or her in certain publicly traded and other companies, organizations, or associations; and his or her age. Mr. Deavenport was first elected to the Board in November 1993, and Miss Marks, Messrs. Arnelle, Campbell, and Liu, and Dr. White joined the Board on January 1, 1994, immediately after completion of the Company's spin-off from Eastman Kodak Company. Messrs. Dempsey, Donehower, Griffin, Wood, and Raisbeck were elected to the Board on May 1, 1997, February 3, 1998, May 6, 1999, May 4, 2000, and December 7, 2000, respectively.

     As previously reported, the Board has authorized management to pursue a plan that would result in Eastman becoming two independent public companies by the end of 2001. The separation would be effected through a spin-off, after which Eastman shareowners would own shares in both companies. While all aspects of the transaction have not been finalized, the Board expects that it will be divided between the new companies, and that Mr. Deavenport will retire at the end of 2001.

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

                                         NOMINEES FOR DIRECTOR
                                   TERM EXPIRING ANNUAL MEETING 2004
-------------------------------------------------------------------------------------------------------
[PHOTO]                  H. JESSE ARNELLE
                         Mr. Arnelle is of counsel to the Winston-Salem, North Carolina-based law firm of Womble, Carlyle, Sandridge & Rice. He was a partner of the San
                         Francisco-based law firm of Arnelle, Hastie, McGee, Willis & Greene or its predecessor from 1985 until 1996. Mr. Arnelle is Immediate Past Chairman of the Board of Trustees of Pennsylvania State University, is a director of the
                         National Football Foundation and Collegiate Hall of Fame, and is a member of the boards of directors of Armstrong World Industries, Inc., FPL Group, Inc.,
                         Gannett Corporation, Textron, Inc., and Waste Management, Inc. He is 67.
-------------------------------------------------------------------------------------------------------

[PHOTO]                  DR. JOHN A. WHITE
                         Dr. White is Chancellor of, and Distinguished Professor of Industrial
                         Engineering at, the University of Arkansas. From 1991 to 1997, he was Dean of
                         the College of Engineering at the Georgia Institute of Technology. From July
                         1988 to September 1991, he was Assistant Director of the National Science
                         Foundation in Washington, D.C., and served on the faculty of the Georgia
                         Institute of Technology from 1975 to 1997. Dr. White is also a member of the
                         National Science Board, a member of the National Academy of Engineering, and a member of the boards of directors of J. B. Hunt Transport Services, Inc.,
                         Logility, Inc., Motorola, Inc., and Russell Corporation. He is 61.
-------------------------------------------------------------------------------------------------------

[PHOTO]                  PETER M. WOOD
                         Mr. Wood is non-executive Chairman of the Board of Stone & Webster, Incorpo-
                         rated, an engineering and construction firm, and served as Managing Director of J. P. Morgan & Company, an investment banking firm, from 1986 until his retirement in 1996. He is also a member of the boards of directors of Payless
                         Cashways, Inc. and Middlesex Mutual Assurance Company. Mr. Wood is 62.
-------------------------------------------------------------------------------------------------------

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

                          MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE
                                   TERM EXPIRING ANNUAL MEETING 2002
-------------------------------------------------------------------------------------------------------
[PHOTO]                  CALVIN A. CAMPBELL, JR.
                         Mr. Campbell has been Chairman of the Board, President and Chief Executive
                         Officer of Goodman Equipment Corporation since 1971. Goodman Equipment designs, manufactures, and markets worldwide underground mining locomotives and personnel carriers and services and parts for injection molding machinery.
                         He was also President and Chief Executive Officer of Cyprus Amax Minerals
                         Company in 1992, Chairman of the Board in 1991 and 1992, and a director from
                         1985 through 1994. Mr. Campbell is a member of the boards of directors of Mine
                         Safety Appliances, Inc. and of Bulley & Andrews Company. He is also a director and former Chairman of the National Association of Manufacturers, is a
                         director of the National Mining Association, is a director and former Chairman of the Illinois Manufacturers Association, and serves as a trustee of the
                         Illinois Institute of Technology. Mr. Campbell is 66.

-------------------------------------------------------------------------------------------------------
[PHOTO]                  EARNEST W. DEAVENPORT, JR.
                         Mr. Deavenport is Chairman of the Board and Chief Executive Officer of the
                         Company. He joined the Company in 1960. Mr. Deavenport was named President of the Company in 1989. He also served as Group Vice President of Eastman Kodak
                         Company from 1989 through 1993. Mr. Deavenport is a member of the boards of directors of AmSouth Bancorporation, King Pharmaceuticals, Inc., Milliken &
                         Company, and Theragenics Corporation. He also serves as a director of the
                         American Plastics Council, the American Chemistry Council, and the National
                         Association of Manufacturers, on the Board of Trustees of the Malcolm Baldrige
                         National Quality Award Foundation, and as Chairman of the Environmental and
                         Regulatory Committee of the Business Roundtable. Mr. Deavenport is 62.

-------------------------------------------------------------------------------------------------------
[PHOTO]                  JOHN W. DONEHOWER
                         Mr. Donehower is Senior Vice President and Chief Financial Officer of
                         Kimberly-Clark Corporation, a manufacturer and marketer of a wide range of tissue, personal care, and health care products for personal, business and industrial uses. He joined Kimberly-Clark in 1974, and served in a series of management positions prior to election to his current position in 1993. Mr.
                         Donehower is also a member of the boards of directors of Factory Mutual
                         Insurance Company and Kimberly-Clark De Mexico S.A. de C.V. He is 54.

-------------------------------------------------------------------------------------------------------

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

-------------------------------------------------------------------------------------------------------
[PHOTO]                  LEE LIU
                         Mr. Liu served as Chairman of the Board of Alliant Energy Corporation from
                         1999 until his retirement in 2000, and was Chairman of the Board of Alliant's
                         predecessor, Interstate Energy Corporation, from 1998 to 1999, and was
                         Chairman of the Board and Chief Executive Officer of IES Industries, Inc.,
                         predecessor of Interstate Energy Corporation, and of IES Utilities, the major subsidiary of IES Industries, from 1993 to 1998. Mr. Liu was with Iowa
                         Electric Light & Power Company, predecessor of IES Industries, since 1957. He is also a member of the boards of directors of Alliant Energy Corporation and
                         Principal Financial Group. Mr. Liu is 67.

-------------------------------------------------------------------------------------------------------

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

                                   TERM EXPIRING ANNUAL MEETING 2003
-------------------------------------------------------------------------------------------------------
[PHOTO]                  JERRY E. DEMPSEY
                         Mr. Dempsey served as Chairman of the Board and Chief Executive Officer of PPG
                         Industries, Inc., a manufacturer of protective and decorative coatings, fiberglass products, and specialty chemicals, from 1993 until his retirement in 1997. From 1991 until he joined PPG, he was Senior Vice President of WMX
                         Technologies, Inc., a waste treatment and disposal company, and Chairman of its publicly-traded, majority-owned subsidiary, Chemical Waste Management,
                         Inc., having served as President and Chief Executive Officer of Chemical Waste
                         Management, Inc. since 1985. Mr. Dempsey is also a member of the boards of directors of Birmingham Steel Corporation and Navistar International Corpora-
                         tion. He is 68.

-------------------------------------------------------------------------------------------------------
[PHOTO]                  DONALD W. GRIFFIN
                         Mr. Griffin is Chairman of the Board, President and Chief Executive Officer of
                         Olin Corporation, a manufacturer of chemicals, metals, and ammunition. He joined Olin in 1961, and served in a series of marketing and management positions prior to appointment to the position of President and Chief
                         Operating Officer in 1994 and to his current positions in 1996. Mr. Griffin also serves as a trustee of the University of Evansville and the Buffalo Bill
                         Historical Center. He is 64.

-------------------------------------------------------------------------------------------------------
[PHOTO]                  MARILYN R. MARKS
                         Miss Marks is Chairman of the Board of Dorsey Trailers, Inc., a truck trailer manufacturer. She was Chairman, Chief Executive Officer and President of
                         Dorsey Trailers, Inc. from 1987 to 1997 and was Chairman and Chief Executive
                         Officer of Dorsey Trailers, Inc. from 1997 until 1999. Miss Marks was Chairman and Chief Executive Officer of TruckBay.com, Inc., an Internet source of goods, services, and information serving the trucking industry, from 1999 to
                         2000. On December 5, 2000, Dorsey Trailers, Inc. filed a voluntary petition for Relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy
                         Court for the Middle District of Alabama, Montgomery, Alabama (Case No.
                         00-6792-WPS). Chapter 11 allows Dorsey Trailers to remain debtor-in-possession of its assets and business while being subject to the supervision and orders of the Bankruptcy Court. Miss Marks is also a member of the board of directors of Dana Corporation. She is 48.

-------------------------------------------------------------------------------------------------------

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

-------------------------------------------------------------------------------------------------------
[PHOTO]                  DAVID W. RAISBECK
                         Mr. Raisbeck is Vice Chairman of Cargill, Incorporated, an agricultural trading and processing company. He joined Cargill in 1971 and has held a variety of merchandising and management positions focused primarily in the commodity and financial trading businesses. Mr. Raisbeck was elected President of Cargill's Financial Markets Division in 1988, President of Cargill's
                         Trading Sector in 1993, a director of Cargill in 1994, Executive Vice
                         President in 1995, and to his current position in 1999. He is also a member of the board of directors of Armstrong World Industries, Inc. Mr. Raisbeck is 51.

-------------------------------------------------------------------------------------------------------

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

BOARD COMMITTEES

     The Board of Directors has an Audit Committee, a Committee on Directors, a Compensation and Management Development Committee, a Finance Committee, and a Health, Safety & Environmental and Public Policy Committee. All committee members are non-employee, independent directors.

     AUDIT COMMITTEE. The members of the Audit Committee are Dr. White (Chair) and Messrs. Campbell, Donehower, Raisbeck, and Wood. The Audit Committee held four meetings during 2000. The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to:

     - the integrity of the financial statements of the Company;

     - the Company's system of internal controls; and

     - the independence and performance of the Company's internal and outside auditors.

                             AUDIT COMMITTEE REPORT

     The Board of Directors has adopted a written Audit Committee Charter, a copy of which is included as Appendix A to this Proxy Statement. All members of the Audit Committee are "independent" as defined in Section 303.01(B)(2)(a) and
(3) of the New York Stock Exchange's listing standards.

     The Audit Committee has reviewed and discussed with the Company's management and PricewaterhouseCoopers LLP, the Company's independent auditors, the audited financial statements of the Company contained in the Company's Annual Report to Shareowners for the year ended December 31, 2000. The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed pursuant to SAS No. 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees), as amended.

     The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (titled, "Independence Discussions with Audit Committees"), and has discussed with PricewaterhouseCoopers LLP their independence. The Audit Committee has also considered whether the provision of non-audit services to the Company by PricewaterhouseCoopers LLP is compatible with maintaining their independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the SEC.

                                Audit Committee
                              John A. White, Chair
                            Calvin A. Campbell, Jr.
                               John W. Donehower
                               David W. Raisbeck
                                 Peter M. Wood

     COMMITTEE ON DIRECTORS. The members of the Committee on Directors are Messrs. Campbell (Chair), Arnelle, Griffin, Liu, and Raisbeck. The Committee on Directors held six meetings during 2000. The Committee on Directors:

     - conducts a bi-annual assessment of the Board's performance, for discussion with the full Board;

     - recommends to the Board criteria for Board membership and annually reviews the Board's composition for purposes of assessing its independence, diversity and skills;

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

     - annually reviews and makes recommendations regarding compensation of non-employee directors, and acts as the administrator of certain non-employee director compensation plans, and can amend or take actions with respect to such plans where permitted by such plans;

     - reviews the qualifications of candidates for Board membership and recommends to the Board the slate of director candidates to be proposed for election by shareowners at each annual meeting;

     - recommends to the Board criteria relating to the tenure of a director;

     - when appropriate, recommends to the Board that it recommend to the shareowners removal of a director for cause;

     - periodically reviews the Board's committee structure and committee assignments and recommends to the Board any appropriate changes thereto;

     - periodically reviews the Company's Corporate Governance Guidelines and recommends to the Board any appropriate changes thereto; and

     - reviews and makes recommendations to the Board on other Board and corporate governance matters.

     COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE. The members of the Compensation and Management Development Committee (the "Compensation Committee") are Messrs. Liu (Chair), Dempsey, and Griffin, Miss Marks, and Dr. White. The Compensation Committee held eight meetings during 2000. The Compensation
Committee:

     - determines the compensation of employees who are members of the Board;

     - determines, based upon the recommendations of the Chairman and Chief Executive Officer, compensation of the Company's other executive officers;

     - reviews proposed employee benefit plans and executive compensation plans, and proposed changes to existing plans under certain circumstances;

     - acts as the administrator of certain employee benefit plans and executive compensation plans;

     - reviews management development and succession plans relating to the Company's senior officers;

     - makes recommendations to the Board regarding the foregoing matters; and

     - can amend or take actions with respect to the Company's employee compensation and benefit plans where permitted by such plans.

     FINANCE COMMITTEE. The members of the Finance Committee are Miss Marks (Chair) and Messrs. Dempsey, Donehower, Griffin, and Wood. The Finance Committee held six meetings during 2000. The Finance Committee:

     - reviews the Company's short-and long-term financing plans, its financial position and forecasts, and its capital expenditure budgets and certain capital projects;

     - reviews transactions, such as acquisitions and divestitures, that may have a material impact on the Company's financial profile;

     - makes recommendations to the Board regarding those matters and regarding dividends; and

     - reviews the results of the Eastman Retirement Assistance Plan and the activities of the Eastman Retirement Assistance Plan Committee.

     HEALTH, SAFETY & ENVIRONMENTAL AND PUBLIC POLICY COMMITTEE. The members of the Health, Safety & Environmental and Public Policy Committee are Messrs. Arnelle (Chair), Dempsey, Donehower, Raisbeck,

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

and Wood. The Health, Safety & Environmental and Public Policy Committee held three meetings during 2000. The Health, Safety & Environmental Public Policy
Committee:

     - reviews and makes recommendations to the Board regarding the Company's policies and practices concerning health, safety, and environmental matters;

     - reviews with the Company's management and reports to the Board on the Company's health, safety, and environment assessment practices, and its processes for complying with related laws and regulations and on health, safety, and environmental matters involving the Company, including any significant liabilities or anticipated expenditures with respect thereto, and periodically reviews with management the Company's public disclosure policies and practices, and coordinates with the Audit and Finance Committees, with respect thereto;

     - reviews and monitors, and makes recommendations to the Board regarding, significant matters of health, safety, and environmental public policy concerning the Company;

     - reviews and makes recommendations to the Board regarding certain significant matters of public policy concerning the Company;

     - periodically reviews with management the Company's list of public policy issues; and

     - monitors and periodically reports to the Board on federal and state legislative and regulatory initiatives and the Company's lobbying and advocacy activities.

MEETING ATTENDANCE

     The Board of Directors held six meetings during 2000. Each director attended at least 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which he or she served (during the period that he or she served) except Miss Marks, who attended 73% (17 of 23) of such meetings.

DIRECTOR COMPENSATION

     DIRECTORS' ANNUAL COMPENSATION. Each director who is not an employee of the Company receives an annual cash retainer fee of $30,000, payable in semi-annual installments of $15,000 each. In addition, each such director receives a fee of $1,100 for each Board meeting attended and for each committee meeting attended (and, in the case of the Finance Committee and the Health, Safety & Environmental and Public Policy Committee, regardless of whether such director is a member of such committee), and reimbursement of expenses related to attendance. The chairperson of each committee receives an additional annual retainer of $5,000, payable in semi-annual installments of $2,500 each. Directors who are also employees of the Company receive no Board or committee fees.

     DIRECTOR LONG-TERM COMPENSATION PLAN. The Company's 1999 Director Long-Term Compensation Plan (the "DLTP") provides for an automatic one-time restricted stock award and annual option grants and restricted stock awards to each non-employee director. (The DLTP replaced the 1994 Director Long-Term Compensation Plan, under which each non-employee director received a one-time restricted stock award and option grant on the first day of his or her initial term of service as a director.) The maximum number of shares of common stock that may be granted or subject to awards under the DLTP is 60,000, subject to adjustment in the event of stock splits, stock dividends, or changes in capital structure affecting common stock. No award may be made under the DLTP after the later of May 1, 2004 or the 2004 annual meeting of shareowners of the Company.

        ANNUAL OPTION GRANTS. Under the DLTP, immediately following each annual meeting of the Company's shareowners, each non-employee director receives a non-qualified stock option to purchase 2,000 shares of Eastman common stock. Such options have an exercise price equal to the fair market value of the

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

underlying shares of common stock on the date the options are granted. The options vest and become exercisable with respect to one-half of the option shares on the first anniversary of the date of the grant and with respect to the remaining shares on the second anniversary of the date of the grant. Each such option has a term of ten years and is nonassignable (except by will or the laws of descent and distribution). If the grantee ceases to be a director for any reason other than death, disability or completion of his or her normal term of service, all outstanding unexercised options, whether or not vested, will expire.

        If an option is exercised by the surrender of previously-owned shares of Eastman common stock while the director is still a director or within 60 days thereafter, then the director exercising the option will be granted a new "reload" option for the number of shares so surrendered. Such replacement option will have a term equal to the remaining term of the original option, will have an exercise price equal to the fair market value of the underlying shares as of the date of exercise of the original option, and will otherwise have the same terms and conditions as the original option. Reload options will not, however, have similar replacement rights, and will be exercisable on the earlier of six months from the date of grant or the date of the grantee's termination as a director.

        ANNUAL RESTRICTED STOCK AWARDS. Immediately following each annual meeting of the Company's shareowners, each non-employee director is granted an award of shares of common stock having a fair market value equal to $5,000 as of such date, subject to certain restrictions. The restricted shares are not transferable (except by will or the laws of descent and distribution) and are subject to forfeiture until the earlier of: (i) the third anniversary of grant (provided the grantee is still a director), (ii) death or disability during the three years after grant, or (iii) departure from the Board at the end of the term of service to which elected. If none of the three alternative vesting events occurs by the third anniversary of the grant date, then the shares are forfeited. During the restricted period, the director has all of the rights of a shareowner (other than the right to transfer the shares) with respect to the restricted shares, including voting and dividend rights.

        ONE-TIME RESTRICTED STOCK AWARDS. In addition to the options and restricted shares described above, each non-employee director is granted, on the first date of such director's term of service as a director, an award of shares of common stock having a fair market value equal to $10,000 as of such date, subject to certain restrictions. These restricted shares are not transferable (except by will or the laws of descent and distribution) and are subject to forfeiture until the earlier of (i) the third anniversary of grant (provided the grantee is still a director), (ii) death or disability during the three years after grant, or (iii) failure to be reelected as a director during the three years after grant. If none of the three alternative vesting events occurs by the third anniversary of the grant date, then the shares are forfeited. During the restricted period, the director has all of the rights of a shareowner (other than the right to transfer the shares) with respect to the restricted shares, including voting and dividend rights.

        TREATMENT OF OPTIONS AND RESTRICTED STOCK UPON "CHANGE IN CONTROL." The DLTP contains provisions regarding the treatment of options and restricted shares in the event of a "change in control" of the Company (as defined in the DLTP, generally involving circumstances in which the Company is acquired by another entity or its controlling ownership is changed). In such event, all outstanding options would immediately vest and become exercisable and all outstanding shares of restricted stock would immediately vest and become transferable, and such options and shares would be valued and cashed out on the basis of the change in control price as soon as practicable but in no event more than 90 days after the change in control. However, the Committee on Directors has the discretion, notwithstanding any particular event constituting a change in control, to determine that the event is of the type that does not warrant the described consequences with respect to options and restricted shares under the DLTP, in which case such consequences would not occur.

     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN. Under the Company's 1996 Non-Employee Director Stock Option Plan (the "Director Stock Option Plan"), each non-employee director may elect to receive options to purchase Eastman common stock in lieu of his or her annual retainer (but not meeting fees or other

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

compensation as a director). A maximum of 150,000 shares of common stock are available for the grant of stock options under the Director Stock Option Plan, subject to adjustment in the event of stock splits, stock dividends or changes in capital structure affecting common stock. No grant may be made under the Director Stock Option Plan after May 2, 2006.

        OPTIONS IN LIEU OF RETAINER FEES. Each non-employee director may make an annual advance irrevocable election to receive all or a portion of his or her retainer to be earned in the following year in options to purchase Eastman common stock. The number of shares of common stock underlying stock options granted is determined by multiplying the amount of the semi-annual retainer the director elects to receive in stock options by three and one-third, then dividing by the fair market value per share of common stock on the date the options are granted. The exercise price per share of all stock options granted under the Director Stock Option Plan is 100% of the fair market value per share of common stock on the grant date. Options granted under the Director Stock Option Plan are not exercisable until six months from the date of grant, and remain exercisable thereafter until the tenth anniversary of the date of grant, regardless of whether the participant is still a director.

        TREATMENT OF OPTIONS UPON "CHANGE IN CONTROL". Upon the occurrence of a "change in control" of the Company (as defined in the Director Stock Option Plan, generally circumstances in which the Company is acquired by another entity or its controlling ownership is changed), any and all outstanding options under the Director Stock Option Plan become immediately exercisable.

     DIRECTORS' DEFERRED COMPENSATION PLAN. The Company maintains the Directors' Deferred Compensation Plan (the "DDCP"), an unfunded, non-qualified, deferred compensation plan under which non-employee directors of the Company may elect to defer compensation received as a director until such time as they cease to serve as a director. Non-employee directors may make an annual advance irrevocable election to defer compensation for services to be rendered the following year. Compensation that may be deferred includes all cash compensation for service as a director, including retainer and meeting fees.

        TERMS OF DEFERRAL OF DIRECTOR COMPENSATION. The deferred amounts may be credited to individual "Interest Accounts" under the DDCP (which are credited with interest until transfer or distribution at the prime rate as quoted in The Wall Street Journal), to individual "Stock Accounts" under the DDCP (which increase or decrease in value depending upon the market price of Eastman common stock), or to a combination thereof. Under the Stock Account, dollar amounts are "invested" in hypothetical shares of the Company's common stock. If cash dividends are declared on shares of common stock, then any participant who has hypothetical shares in the Stock Account receives a dividend equivalent which is used to "purchase" additional hypothetical shares under the DDCP. A participant may elect to transfer the dollar amount of all or any portion of his or her Stock Account to the Interest Account, or vice versa.

        Upon termination as a director, the value of a participant's Interest Account and Stock Account will be paid, in cash, in a single lump sum or up to ten annual installments, as determined in the sole discretion of the Committee on Directors. Payment will commence in any year up through the tenth year following termination of directorship, as determined by the Committee on Directors, except that payment must commence no later than the year in which the participant reaches age 71.

        The DDCP provides that a participant, whether or not still a director, may request that part or all of such participant's Interest Account and Stock Account be distributed immediately in the event of a severe financial hardship. The determination of whether a hardship exists will be made by the Committee on Directors.

        The DDCP also provides that a participant may withdraw at any time all or a portion of his or her balances in the Interest and Stock Accounts, provided that the participant forfeits 10% of the balance of his or her Accounts and not be permitted to participate in the DDCP for a period of 36 months from the date of the early withdrawal payment. In addition, if, within any six month period, either 50% or more of the DDCP

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

participants elect such early withdrawal from the DDCP or 20% or more of DDCP participants with aggregate Account balances valued at 50% or more of the total value of all DDCP Accounts elect such early withdrawal, then the Accounts of each remaining DDCP participant will be distributed in a single lump sum.

        TREATMENT OF DEFERRED COMPENSATION UPON "CHANGE IN CONTROL." If the Company undergoes a "change in control" (as defined in the DDCP, generally circumstances in which the Company is acquired by another entity or its controlling ownership is changed), then the Accounts of each participant, whether or not the participant is still a director, will be paid in a single lump sum no later than 90 days following the change in control.

           ITEM 2 -- AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT FOLLOWED BY A FORWARD STOCK SPLIT OF EASTMAN'S COMMON STOCK

SUMMARY

     The Board of Directors has authorized, and recommends for your approval, a reverse 1-for-10 stock split followed immediately by a forward 10-for-1 stock split of Eastman's common stock. As permitted under the Delaware General Corporation Law, registered shareowners whose shares of stock are converted into less than 1 share in the reverse split will receive cash payments equal to the fair value of those fractional interests. We refer to the reverse and forward stock splits, together with the related cash payments to shareowners with small holdings, as the "Transaction." We also refer to our record shareowners whose shares of Eastman stock are registered in their name as "registered shareowners."

     If approved, the Transaction will take place as soon as practicable following the Annual Meeting upon filing with the Secretary of State of Delaware of a Certificate of Amendment effecting the amendment necessary to complete the Transaction (the "Effective Date"). In order to complete the Transaction, a majority of the shares entitled to vote at the Annual Meeting must be voted in favor of the proposed amendment to Eastman's Amended and Restated Certificate of Incorporation (the "Charter"). We attach the proposed amendment to the Charter to this Proxy Statement as Appendix B.

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

     The highlights of the Transaction are as follows:

EFFECT ON SHAREOWNERS:

     If approved at the Annual Meeting, the Transaction will affect Eastman shareowners as follows after completion:

SHAREOWNER AS OF EFFECTIVE DATE                NET EFFECT AFTER TRANSACTION COMPLETION
-------------------------------                ---------------------------------------
Registered shareowners holding 10 or more      None.
shares of common stock in a record account.

Registered shareowners holding fewer than 10   Shares will be cashed out at a price based on
shares of common stock in a record account.    the trading value of the shares at that time
                                               (see "Determination of Trading Value" below).
                                               You will not have to pay any commissions or
                                               other fees on this cash-out. Holders of these
                                               shares will not have any continuing equity
                                               interest in Eastman.

Shareowners holding common stock in "street    Eastman does not intend for the Transaction
name" through a nominee (such as a bank or     to affect shareowners holding common stock in
broker).                                       street name through a nominee (such as a bank
                                               or broker). However, nominees may have
                                               different procedures and Eastman shareowners
                                               holding common stock in street name should
                                               contact their nominees to determine whether
                                               they will be affected by the Transaction.

REASONS FOR THE TRANSACTION:

     The Board recommends that the shareowners approve the Transaction for the following reasons, among other things (as described in detail under "Background and Purpose of the Transaction" below):

ISSUE                                          SOLUTION
-----                                          --------
As a result of the spin-off of the Company     The Transaction will reduce the number of
from Eastman Kodak Company at the end of       registered shareowners with small accounts
1993, Eastman has a large number of small      and is thereby expected to result in
shareowners. Of the Company's approximately    significant cost savings for Eastman.
[70,000] registered shareowners,
approximately [20,000] hold fewer than 10
shares of Eastman common stock in their
record accounts. Continuing to maintain
accounts for these shareowners costs Eastman
over $175,000 per year.

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

ISSUE                                          SOLUTION
-----                                          --------
In many cases, it is prohibitively expensive   The Transaction cashes out shareowners with
for shareowners with fewer than 10 shares to   small record accounts without transaction
sell their shares on the open market.          costs such as brokerage fees. However, if
                                               these shareowners do not want to cash-out
                                               their holdings of Eastman stock, they may
                                               purchase additional shares on the open market
                                               to increase their record account to at least
                                               10 shares, transfer their shares to a "street
                                               name" account so that they own such shares
                                               through a nominee (such as a bank or broker),
                                               or, if applicable, consolidate/transfer their
                                               record accounts that are registered with the
                                               transfer agent in the same way. In addition,
                                               if beneficial owners of fewer than 10 shares
                                               of stock want to have those shares cashed out
                                               in the Transaction, they should instruct
                                               their nominee to transfer their shares into a
                                               record account far enough in advance of the
                                               Annual Meeting (May 3, 2001) so that the
                                               shares are registered in their names by the
                                               Effective Date.

STRUCTURE OF THE TRANSACTION

     The Transaction includes both a reverse stock split and a forward stock split of Eastman common stock. If this Transaction is approved and occurs, the reverse split will occur at 6:00 p.m. on the Effective Date. All registered shareowners on the Effective Date will receive 1 share of Eastman common stock for every 10 shares of Eastman common stock held in their record accounts at that time. Any registered shareowner who holds fewer than 10 shares of Eastman stock in a record account at 6:00 p.m. on the Effective Date (also referred to as a "Cashed-Out Shareowner") will receive a cash payment instead of fractional shares. This cash payment will be based on the trading value of the cashed-out shares at the time. (See "Determination of Trading Value" below for a description of how the trading value will be determined upon completion of the Transaction.) Immediately following the reverse split, at 6:01 p.m. on the Effective Date, all registered shareowners who are not Cashed-Out Shareowners will receive 10 shares of Eastman common stock for every 1 share of stock they received after the reverse stock split. If a shareowner holds 10 or more shares in a record account, any fractional share in the account will not be cashed out after the reverse split and the total number of shares held in that account will not change as a result of the Transaction.

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

     In general, the Transaction can be illustrated by the following examples:

HYPOTHETICAL SCENARIO                          RESULTS
---------------------                          -------
Ms. Thomas is a registered shareowner who      Instead of receiving a fractional share
holds 9 shares of Eastman common stock in her  (9/10 of a share) of common stock after the
record account as of 6 p.m. on the Effective   reverse split, Ms. Thomas' 9 shares will be
Date. At that time, the trading value of 1     converted into the right to receive cash.
share of Eastman common stock was $45 (see     Using the hypothetical trading value of $45
"Determination of Trading Value" below).       per share, Ms. Thomas will receive $405.00
                                               ($45 x 9 shares).

                                               Note: If Ms. Thomas wants to continue her
                                               investment in Eastman, she can buy at least 1
                                               more share of Eastman common stock and hold
                                               it in her record account. Alternatively, Ms.
                                               Thomas could transfer her 9 shares into a
                                               "street name" account so that she owns such
                                               shares through a nominee (such as a bank or
                                               broker). In either case, Ms. Thomas would
                                               have to act far enough in advance of the
                                               Annual Meeting (May 3, 2001) so that the
                                               purchase or transfer is completed by the
                                               close of business on the Effective Date.

Mrs. Turner has 2 record accounts. As of the   Mrs. Turner will receive cash payments equal
Effective Date, she holds 5 shares of Eastman  to the trading value of her shares of Eastman
common stock in one account and 7 shares of    common stock in each record account instead
Eastman common stock in the other. All of her  of receiving fractional shares (1/2 share
shares are registered in her name only.        and 7/10 share). Assuming a hypothetical
                                               trading value of Eastman stock at $45 per
                                               share, Mrs. Turner would receive two checks
                                               totaling $540 (5 x $45 = $225; 7 x $45 =
                                               $315; $225 + $315 = $540).

                                               Note: If Mrs. Turner wants to continue her
                                               investment in Eastman, she can
                                               consolidate/transfer her two record accounts
                                               prior to the Effective Date. In that case,
                                               her holdings will not be cashed out in
                                               connection with the Transaction because she
                                               will hold more than 10 shares in one record
                                               account. She would have to act far enough in
                                               advance of the Annual Meeting (May 3, 2001)
                                               so that the consolidation is completed by the
                                               close of business on the Effective Date.

Mr. Phillips holds 15.5 shares of Eastman      After the Transaction, Mr. Phillips will
stock in his record account as of the          continue to hold all 15.5 shares of Eastman
Effective Date.                                common stock.

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

HYPOTHETICAL SCENARIO                          RESULTS
---------------------                          -------
Mr. Adams holds shares of Eastman stock in a   Eastman does not intend for the Transaction
brokerage account as of the Effective Date.    to affect shareowners holding Eastman stock
                                               in street name through a nominee (such as a
                                               bank or broker). However, nominees may have
                                               different procedures and Eastman shareowners
                                               holding Eastman common stock in street name
                                               should contact their nominees to determine
                                               whether they will be affected by the
                                               Transaction.

                                               Note: If Mr. Adams holds fewer than 10 shares
                                               and desires to have his shares cashed out in
                                               the Transaction, he should contact his broker
                                               to transfer them to his record name prior to
                                               the Effective Date. He would have to act far
                                               enough in advance of the Annual Meeting (May
                                               3, 2001) so that the transfer is completed by
                                               the close of business on the Effective Date.

     The hypothetical trading value of Eastman common stock used in the examples above does not represent our prediction of the future performance of the common stock. There is no guarantee that the trading value of the common stock will be $45 per share on the Effective Date or any other price. Because the trading value of Eastman common stock for purposes of the Transaction cannot be known until the Effective Date, Cashed-Out Shareowners will not know the amount they will receive for their shares prior to the Annual Meeting.

BACKGROUND AND PURPOSE OF THE TRANSACTION

     The Company has an unusually large shareowner base for a chemical company
of its size, with approximately                shareowners, including almost
[70,000] registered shareowners. This large base is principally the result of the spin-off of the Company from Eastman Kodak Company at the end of 1993. In the spin-off, each of the registered Eastman Kodak stockholders received one share of Company common stock for every four shares of their Eastman Kodak common stock, resulting in a large number of Company shareowners owning a relatively small number of shares of Company common stock. Since that time, the Company has been able to reduce its total number of shareowners by offering several programs that have allowed shareowners with small accounts to sell their holdings cost-effectively. However, the effect of Eastman Kodak's large stockholder base continues.

     As of March 15, 2001, approximately [20,000] registered holders of Company common stock owned fewer than 10 shares of stock. At that time, these shareowners represented approximately [28%] of the total number of registered
holders of Eastman stock, but they owned less than [     ]% of the total number
of outstanding shares of Company stock.

     The Transaction will provide these registered shareowners owning fewer than 10 shares with a cost-effective way to cash out their investments, because Eastman will pay all transaction costs in connection with the Transaction. In most other cases, small shareowners would likely incur brokerage fees disproportionately high relative to the market value of their shares if they wanted to sell their stock. In addition, some small shareowners might even have difficulty finding a broker willing to handle such small transactions. The Transaction, however, eliminates these problems for most small shareowners.

     Moreover, Eastman expects to benefit from substantial cost savings as a result of the Transaction. The costs of administering each shareowner's account is the same regardless of the number of shares held in each account. Therefore, the Company's costs to maintain thousands of small accounts are disproportionately high when compared to the total number of shares involved. In 2000, each registered shareowner cost the Company

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                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

in excess of $8.00 for transfer agent fees and the printing and postage costs to mail the proxy materials, annual report, and dividend checks.

     In light of these disproportionate costs, the Board believes that it is in the best interests of the Company and its shareowners as a whole to eliminate the administrative burden and costs associated with approximately [20,000] small accounts with fewer than 10 shares of Eastman common stock. We expect that we will reduce the total direct cost of administering shareowner accounts by at least $175,000 per year if we complete the Transaction.

     The Company may in the future pursue alternative methods of reducing its shareowner base, whether or not the Transaction is approved, including additional odd-lot tender offers and programs to facilitate sales by shareowners of odd-lot holdings. However, there can be no assurance that Eastman will decide to engage in any such transaction.

EFFECT OF THE TRANSACTION ON EASTMAN SHAREOWNERS

SHAREOWNERS WITH A RECORD ACCOUNT OF FEWER THAN 10 SHARES:

     If we complete the Transaction and you are a Cashed-Out Shareowner (i.e., a shareowner holding fewer than 10 shares of Eastman common stock in a record account immediately prior to the reverse stock split):

     - You will not receive a fractional share of Eastman stock as a result of the reverse split.

     - Instead of receiving a fractional share of Eastman stock, you will receive cash equal to the trading value of your affected shares. See "Determination of Trading Value" below.

     - After the reverse split, you will have no further interest in the Company with respect to your cashed-out shares. These shares will no longer entitle you to the right to vote as a shareowner or share in the Company's assets, earnings, or profits. In other words, you will no longer hold your cashed-out shares, you will just have the right to receive cash for these shares.

     - You will not have to pay any service charges or brokerage commissions in connection with the Transaction.

     - As soon as practicable after the Effective Date, you will receive cash for the Eastman common stock you held in your record account immediately prior to the reverse split. You will receive a transmittal letter from Eastman as soon as practicable after the Effective Date. The letter of transmittal will contain instructions on how to surrender your certificate(s) to the Company's transfer agent, American Stock Transfer & Trust Company, for your cash payment. You will not receive your cash payment until you surrender your outstanding certificate(s) to American Stock Transfer & Trust Company, together with a completed and executed copy of the letter of transmittal. Please do not send your certificates until you receive your letter of transmittal. For further information, see "Stock Certificates" below.

     - All amounts owed to you will be subject to applicable income tax.

     - All amounts owed in connection with the Transaction to a shareowner that cannot be located will be subject to state abandoned property laws.

     - You will not receive any interest on cash payments owed to you as a result of the Transaction.

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                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

NOTE: If you want to continue to hold Eastman stock after the Transaction, you may do so by taking any of the following actions far enough in advance of the Annual Meeting (May 3, 2001) so that it is completed by the Effective Date:

          (1) purchase a sufficient number of shares of Eastman common stock on the open market and have them registered in your name so that you hold at least 10 shares in your record account immediately prior to the reverse split;

          (2) if applicable, consolidate your record accounts so that you hold at least 10 shares of Eastman common stock in one record account immediately prior to the reverse split; or

          (3) transfer your record account shares into a "street name" account so that you own such shares through a nominee (such as a bank or broker).

REGISTERED SHAREOWNERS WITH 10 OR MORE SHARES:

     If you are a registered shareowner with 10 or more shares of common stock in your record account as of 6:00 p.m. on the Effective Date, we will first convert your shares into one tenth ( 1/10) of the number of shares you held immediately prior to the reverse split. One minute after the reverse split, at 6:01 p.m., we will reconvert your shares in the forward stock split into 10 times the number of shares you held after the reverse split, which is the same number of shares you held before the reverse split. For example, if you were a registered owner of 25 shares of Eastman stock immediately prior to the reverse split, your shares would be converted to 2.5 shares in the reverse split and back to 25 shares in the forward split. As a result, the Transaction will not affect the number of shares that you hold in record name if you hold 10 or more shares of Eastman stock in your record account immediately prior to the reverse split.

BENEFICIAL OWNERS OF EASTMAN STOCK:

     The Company does not intend for the Transaction to affect shareowners holding Eastman stock in street name through a nominee (such as a bank or broker). This would include all shares owned through the Eastman Employee Stock Ownership Plan and the Eastman Investment Plan. However, nominees may have different procedures and Eastman shareowners holding Eastman stock in street name should contact their nominees to determine whether they will be affected by the Transaction.

NOTE: If you are a beneficial owner of fewer than 10 shares of Eastman stock and want to have your shares exchanged for cash in the Transaction, you should instruct your nominee to transfer your shares into a record account in your name in a timely manner so that you will be considered a holder of record immediately prior to the reverse split.

DETERMINATION OF TRADING VALUE

     In lieu of issuing fractional shares to registered shareowners who hold fewer than 1 share in a record account after the reverse split, under the Delaware General Corporation Law the Company may pay cash for the fair value of such fractional shares. If shareowners approve the Transaction at the Annual Meeting and the Transaction is completed, the Company will pay to Cashed-Out Shareowners cash equal to the trading value of the shares they held immediately prior to the reverse split in record accounts with fewer than 10 shares of Eastman stock. For purposes of the Transaction, the trading value of each outstanding share of Eastman common stock at that time will be the average of the closing sale prices per share of Eastman common stock on the New York Stock Exchange for the twenty (20) consecutive trading days immediately preceding the Effective Date. The Company will pay no interest on cash sums due to any shareowner pursuant to the Transaction.

                                        21
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                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

EFFECT OF THE TRANSACTION ON THE COMPANY

     The Transaction will not affect the public registration of Eastman's common stock with the SEC under the Securities Exchange Act of 1934. Similarly, we do not expect that the Transaction will affect the continued listing of Eastman common stock on the New York Stock Exchange.

     Eastman's Charter currently authorizes the issuance of 350 million shares of common stock. The number of shares of authorized common stock will not change as a result of the Transaction. On March 15, 2001, there were shares of common stock issued and outstanding. The total number of outstanding shares of Eastman common stock will be reduced by the number of shares held by the Cashed-Out Shareowners immediately prior to the reverse split. Based on our best estimates if the Transaction had taken place on March 15, 2001, the number of outstanding shares of Eastman common stock would have been reduced by the
Transaction from                to                , or by approximately [71,000]
shares. In addition, the number of registered holders of Eastman common stock
would have been reduced from approximately                to                , or
by approximately [20,000] shareowners.

     We have no current plans to issue common stock other than pursuant to the Company's existing stock plans. However, the additional number of authorized but unissued shares from the Transaction would be available to the Board in its management of the Company's capitalization. Unless legally required to do so, we will not seek further shareowner authorization before issuing Eastman stock. Shareowners will not have any preemptive or other preferential rights to purchase any of the Company's stock that may be issued by the Company in the future, unless such rights are specifically granted to the shareowners.

     If the Transaction is approved and completed, the total number of fractional shares that would be purchased from the Cashed-Out Shareowners and the total cash to be paid by the Company are unknown. However, if the Transaction had been completed on March 15, 2001, when the average daily closing price per share of Eastman common stock on the New York Stock Exchange for the
twenty (20) trading days immediately preceding such date was $               ,
then the cash payments that would have been made to Cashed-Out Shareowners instead of fractional shares would have been approximately [$3.2 million], with approximately [71,000] shares purchased by the Company. The actual amounts will depend on the number of Cashed-Out Shareowners on the Effective Date, which will vary from the number of such shareowners on March 15, 2001. In addition, we do not know what the average daily closing price per share of Eastman stock on the New York Stock Exchange for the twenty (20) trading days prior to the Effective Date will be.

     The par value of the Company's common stock will remain at $.01 per share after the Transaction.

STOCK CERTIFICATES

     The Transaction will not affect any stock certificates representing shares of common stock held by registered shareowners owning 10 or more shares immediately prior to the reverse split. Old certificates held by any of these shareowners will continue to evidence ownership of the same number of shares as is set forth on the face of the certificate. As described above, each Cashed-Out Shareowner will receive a letter of transmittal after the Transaction is completed. These shareowners must complete and sign the letter of transmittal and return it with their stock certificate(s) to the Company's transfer agent before they can receive cash payment for those shares. Completion and signing of the letter of transmittal will constitute the Cashed-Out Shareowner's warranty to the Company that he or she owns the cashed-out shares free of any encumbrances.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     We have summarized below certain federal income tax consequences to the Company and shareowners resulting from the Transaction. This summary is based on existing U.S. federal income tax law, which may change, even retroactively. This summary does not discuss all aspects of federal income taxation which may be important to you in light of your individual circumstances. Many shareowners (such as financial institutions, insurance companies, broker-dealers, tax-exempt organizations, and foreign persons) may be subject to special
                                        22
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                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

tax rules. Other shareowners may also be subject to special tax rules, including but not limited to: shareowners who received Eastman stock as compensation for services or pursuant to the exercise of an employee stock option, or shareowners who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not discuss any state, local, foreign, or other tax considerations. This summary assumes that you are a U.S. citizen and have held, and will hold, your shares as capital assets for investment purposes under the Internal Revenue Code of 1986, as amended (the "Code"). You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences, in light of your specific circumstances.

     The Transaction will not be a taxable transaction to the Company. Accordingly, the Transaction will result in no material federal income tax consequences to the Company.

FEDERAL INCOME TAX CONSEQUENCES TO SHAREOWNERS WHO ARE NOT CASHED OUT BY THE
TRANSACTION:

     If you (1) continue to hold Eastman stock immediately after the Transaction, and (2) receive no cash as a result of the Transaction, you will not recognize any gain or loss in the Transaction and you will have the same adjusted tax basis and holding period in your Eastman stock as you had in such stock immediately prior to the Transaction.

FEDERAL INCOME TAX CONSEQUENCES TO CASHED-OUT SHAREOWNERS:

     If you receive cash as a result of the Transaction, your tax consequences will depend on whether, in addition to receiving cash, you continue to hold, either actually or constructively within the meaning of Section 302(c) of the Code, Eastman stock immediately after the Transaction, as explained below.

  1. SHAREOWNERS WHO EXCHANGE ALL OF THEIR EASTMAN STOCK FOR CASH AND DO NOT CONSTRUCTIVELY OWN EASTMAN STOCK AFTER THE TRANSACTION.

     If you (1) receive cash in exchange for a fractional share as a result of the Transaction and (2) do not continue to hold, actually or constructively, any Eastman stock immediately after the Transaction, you will recognize capital gain or loss. The amount of capital gain or loss you recognize will equal the difference between the cash you receive for your cashed-out stock and your aggregate adjusted tax basis in such stock.

  2. SHAREOWNERS WHO BOTH RECEIVE CASH AND CONTINUE TO HOLD, EITHER ACTUALLY OR CONSTRUCTIVELY, EASTMAN STOCK IMMEDIATELY AFTER THE TRANSACTION.

     If you both receive cash as a result of the Transaction and continue to hold, either actually or constructively, Eastman stock immediately after the Transaction, you generally will recognize gain or loss in the same manner as set forth in the previous paragraph, provided that your receipt of cash either (1) is "not essentially equivalent to a dividend," or (2) is a "substantially disproportionate redemption of stock," as described below.

     - "Not Essentially Equivalent to a Dividend." You will satisfy the "not essentially equivalent to a dividend" test if the reduction in your proportionate interest in the Company, based on your actual and constructive ownership of Eastman stock, resulting from the Transaction is considered a "meaningful reduction" given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will meet this test.

     - "Substantially Disproportionate Redemption of Stock." The receipt of cash in the Transaction will be a "substantially disproportionate redemption of stock" for you if the percentage of the outstanding shares of Eastman common stock owned by you, actually and constructively, immediately after the

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

       Transaction is less than 80% of the percentage of shares of Eastman common stock owned by you, actually and constructively, immediately before the Transaction.

     In applying these tests, you will be treated as owning shares actually or constructively owned by certain individuals and entities related to you, as determined under Section 302 of the Code. In addition, you may possibly take into account sales and purchases of shares of Eastman stock that occur substantially contemporaneously with the Transaction. If the taxable amount is not treated as capital gain under any of the tests, it will be treated first as ordinary dividend income to the extent of your ratable share of the Company's undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining gain will be treated as capital gain.

     The above discussion is based on our conclusion that the cash received should be treated as a distribution in redemption of the cashed-out stock. However, it could conceivably be argued that the cash should be treated as cash received in connection with a "recapitalization." If such an argument were successful, the tax consequences to shareowners who receive cash and continue to hold, either actually or constructively, Eastman stock immediately after the Transaction may differ from those discussed above.

CAPITAL GAIN AND LOSS:

     For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 20%. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. In addition, capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

     As explained above, the amounts paid to you as a result of the Transaction may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances. YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE TRANSACTION, IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

APPRAISAL RIGHTS

     Dissenting shareowners do not have appraisal rights under the Delaware General Corporation Law or under the Company's Charter or Bylaws in connection with the Transaction.

RESERVATION OF RIGHTS

     The Board of Directors reserves the right to abandon the Transaction without further action by the shareowners at any time before the filing of the proposed Charter amendment with the Delaware Secretary of State, even if the Transaction has been authorized by the shareowners at the Annual Meeting.

     All shares of common stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified. If you execute and return a proxy without instruction, your shares will be voted for the proposed Charter amendment.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THIS PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT A 10:1 REVERSE/FORWARD STOCK SPLIT.

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

        ITEM 3 -- RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed PricewaterhouseCoopers LLP as independent accountants for the Company and its subsidiaries until the Annual Meeting of Shareowners in 2002.

     PricewaterhouseCoopers LLP has billed the Company the following amounts for professional services rendered during 2000:

          AUDIT FEES: $1,399,274, in the aggregate, for the audit of the Company's and its subsidiaries' annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the interim financial statements included in the Company's Forms 10-Q filed during the fiscal year ended December 31, 2000; and

          ALL OTHER FEES: $2,630,436, in the aggregate, for all services other than those covered above under "Audit Fees". "All Other Fees" consist primarily of tax compliance and consulting services, expatriate tax compliance services, benefit plan audits, assistance in the assessment of impending accounting pronouncements, and due diligence services. PricewaterhouseCoopers LLP did not during 2000 render any of the financial information systems design and implementation services described in Paragraph (c)(4)(ii) of Rule 2-01 of Regulation S-X.

     The shareowners are being asked to ratify the Board's appointment of PricewaterhouseCoopers LLP. All shares of common stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified. If you execute and return a proxy without instruction, your shares will be voted for ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company.

     A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement on behalf of the firm if he desires to do so. The representative is also expected to be available to respond to appropriate questions from shareowners.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS.

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                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

                              SHAREOWNER PROPOSALS

     The following two shareowner proposals have been submitted for a vote of the shareowners at the Annual Meeting. The proposals and the proponents' supporting statements are set forth below along with the Company's reasons for recommending a vote "AGAINST" each proposal. All shares of common stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified. If you execute and return a proxy without instruction concerning a proposal, your shares will be voted against adoption of the proposal.

     ITEM 4 -- PROPOSAL TO STUDY HEALTH RISKS FROM CELLULOSE ACETATE FIBERS

     Shareowner Sisters of Mercy Regional Community of Detroit, 29000 Eleven Mile Road, Farmington Hills, Michigan 48336, holder of 575 shares of Eastman common stock, has given notice that it intends to submit the following proposal and supporting statement:

     WHEREAS Eastman Chemical is a major producer of cellulose acetate tow, which is used in the manufacture of cigarette filters:

     - During smoking, cigarette filter fibers become coated with carcinogen-laden deposits from cigarette smoke;
     - Also cellulose acetate cigarette filter fibers can dislodge from cigarettes and become transported into the lungs of consumers;
     - Scientists at the Roswell Park Cancer Institute have demonstrated the presence of cigarette filter fibers like the ones this company manufactures in the lungs of smokers;
     - These scientists have hypothesized that such fibers in the lungs of smokers might serve as reservoirs for carcinogens over a long period of time. This suggests that cellulose acetate filters may contribute to diseases caused by cigarettes in smokers;
     - If cellulose acetate filters contribute to cigarette-caused disease, Eastman Chemical may be liable for injuries to smokers as the tobacco litigation net gets thrown wider and wider.

     RESOLVED: That shareholders request that management conduct a study examining possible health risks posed by our filter tows among consumers who smoke cigarettes with cellulose acetate filters. This study shall include a review of all information known or available to the company on this subject but need not involve any new primary research. The study and any recommendations that emerge from it are to be completed within one year of the 2000 Annual Meeting. Copies of the complete report shall be made available to requesting shareholders.

                       Supporting Statement of Proponent

     Cigarette smoke contains dozens of potent carcinogens. Cellulose acetate fibers that are supposed to trap these poisons can themselves be transported into the lungs, laden with these dangerous substances. We believe this resolution and the study it requests are in the best interests of consumers as well as in the interests of our company and shareholders.

     Certainly it is in our interest as management and investors to be fully informed about any and all health risks to smokers to which Eastman Chemical contributes. We need to know, for example, if our products are deemed to contribute to cancer or if we may be faced with legal and financial liabilities. It is only fair to consumers as well that they are fully aware of all of the dangers of smoking.

     If you believe that Eastman Chemical and its shareholders should be fully apprised as to whether the cellulose acetate tow the company sells to the cigarette manufacturers is contributing to the various illnesses caused by cigarettes, please vote YES in support of this resolution.

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                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

                            RESPONSE OF THE COMPANY

     Eastman is committed to protecting health, safety, and the environment. The Company subscribes to the Responsible Care(R) program of the American Chemistry Council, which includes product stewardship principles. Management continually evaluates the opportunities and challenges facing each of the Company's businesses and major products and develops information and plans in view of changing environments. The Board and management are cognizant of the scientific, legal, and business developments relative to acetate tow and its uses. The Board, as elected by the shareowners, and the officers, as the Board's agents, manage the myriad of factors that affect the Company's business and make business policy to conduct the Company's affairs. The report called for by this proposal is clearly within the purview of management. The Board does not believe the expenditure of management time and effort and Company resources required for the preparation of the report requested by the proposal is in the best interests of the Company or its shareowners.

     The proposal on its face requests that management conduct a "study" of health issues related to our cellulose acetate tow product line. In fact, the proposal concerns substantially the same subject matter as proposals concerning this product line which have been submitted in past years to the Company by members of the Interfaith Center on Corporate Responsibility, of which the proponent is also a member. One such proposal, seeking divestiture of the cellulose acetate tow business, also raised litigation, liability, and health issues and received only 2.8% of the votes cast at the 1996 Annual Meeting of Shareowners. Your management's views on the current proposal are essentially the same as those it had concerning that proposal, which views were supported overwhelmingly by the shareowners.

     THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" ADOPTION OF THIS PROPOSAL.

ITEM 5 -- PROPOSAL TO ISSUE REPORT CONCERNING EMISSION OF "GREENHOUSE GASES" AND
                            POTENTIAL CLIMATE CHANGE

     Shareowner Missionary Oblates of Mary Immaculate, 391 Michigan Avenue, NE, Washington, DC 20017, holder of 2,000 shares of Eastman common stock, has given notice that it intends to submit the following proposal and supporting statement:

     WHEREAS: The overwhelming majority of independent, peer-reviewed atmospheric scientists agree that global warming is a real, existing problem posing serious challenges to our country;

     The Intergovernmental Panel on Climate Change, composed of more than 2000 government selected scientists, warns that global warming caused by burning fossil fuels and emitting greenhouse gases is already under way;

     More frequent and deadly heat waves have claimed the lives of increasing numbers of poor, asthmatic and elderly people nationwide;

     Spring comes a week earlier across the Northern Hemisphere than it did 30 years ago;

     Severe rainstorms have grown by almost 20%;

     The Arctic ice sheet is in many places 40 inches thinner than its normal 10ft;

     Warmer waters have bleached coral reefs around the globe;

     Glaciers are melting;

     Sea levels are rising.

     WE BELIEVE: In order to leave the children of the world a safe and healthy environment, and protect threatened plants and animals, it is time for Eastman Chemical to live up to its responsibility as a producer of the pollution which causes global warming. A variety of companies including Enron, BP Amoco, 3M, Toyota and others have stated that they "accept the views of most scientists that enough is known about the science and environmental impacts of climate change for us to take actions to address its consequences." These

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                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

companies are preparing for the future now by taking the concrete steps necessary to assess their opportunities for reducing the amount of carbon pollution they produce. Failing to rise to the challenge set by these industry leaders will hurt our company's competitiveness and cost our shareholders increasing amounts of money.

     RESOLVED: that the shareholders of Eastman Chemical request that the Board of Directors report (at reasonable costs and omitting proprietary information), to shareholders by August 2001 on the greenhouse gas emissions from our company's own operations and products, including (with dollars amounts where relevant) (i) what our company is doing in research and/or action to reduce those emissions and ameliorate the problem, and (ii) the financial exposure of our company and its shareholders due to the likely costs of reducing those emissions for damages associated with climate change.

                       Supporting Statement of Proponent

     We believe that Eastman Chemical is exposing its shareholders to financial risk by continuing to produce unnecessary amounts of the pollution which causes global warming, even as the problem of climate change becomes more severe, more widely understood, and more likely to lead to legislation that will penalize excessive carbon polluters. Furthermore, we believe that our company is using shareholder money for advertising and lobbying to suggest that the problem of global warming is exaggerated, not real, or too costly to deal with; and thus using our prestige and influence to obstruct efforts to address climate change.

                            RESPONSE OF THE COMPANY

     This proposal is almost identical to a proposal considered by shareowners at the 2000 Annual Meeting of Shareowners. That proposal received only 6.9% of the votes cast, and your management's views, which were supported overwhelmingly by the shareowners, are unchanged.

     At Eastman, environmental accountability is not taken lightly. The Company's policy is to operate its plants and facilities in a manner that protects the environment and the health and safety of its employees and the public, and in full compliance with all applicable laws and regulations. Health, safety, and environmental considerations are a priority in the Company's planning for all existing and new products and processes. The Company makes significant expenditures for environmental protection and improvement.

     The Company's careful consideration of health, safety, and the environment includes the issue of potential climate change. The Company's expenditures for environmental protection and improvement include significant capital expenditures for the updating and maintenance of facilities to enhance energy efficiency and reduce emissions. The quality of air is monitored at all of our plant sites and continues to meet stringent federal and state standards. The Company advocates increased funding of both public and private scientific research to enhance the understanding of the possible causes and implications of climate change. The Company also supports voluntary measures by all economic sectors that lead to emission reductions, improved energy efficiency, removal of greenhouse gases from the atmosphere, and the development and deployment of advanced technologies that support these goals. As with any matter potentially affecting the Company's operations, the Company will continue to monitor the global warming issue and, if and when material information regarding its potential impact upon the Company is known, will fulfill its obligation to convey such information to shareowners. However, the Board does not believe that a report of the type requested by the proponent would be useful or informative for shareowners.

     The Board believes that, given the lack of consensus within the scientific community regarding the potential implications of the climate change issue, any report attempting to quantify potential financial effects on the Company would be entirely speculative and, consequently, of little, if any, value to shareowners. Clearly, the Company is not in a position to assess the costs of compliance with legislation that has not been enacted, or potential damages to as yet unknown parties. Moreover, while the Company, like most manufacturing companies, emits some level of "greenhouse gases" (such as carbon dioxide) in the course of

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

its operations, the Board does not believe that the nature of its products or operations renders the Company more vulnerable to liability in connection with potential climate change than manufacturers generally.

     To the extent that the Company's research or other activities undertaken to address the climate change issue are material, information regarding such activities will necessarily be communicated to shareowners through the Company's regular reports filed with the SEC. We believe, therefore, that an additional report of the type requested by the proponent would be duplicative and unnecessary.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "AGAINST" ADOPTION OF THIS PROPOSAL.

              STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of Eastman common stock by each current director, by each executive officer named in the Summary Compensation Table (under "Executive
Compensation -- Compensation Tables"), and by all directors and executive officers as a group, as of December 31, 2000.

                                                                 NUMBER OF SHARES OF
                                                              COMMON STOCK BENEFICIALLY
NAME                                                                 OWNED(1)(2)
----                                                          -------------------------
Earnest W. Deavenport, Jr...................................            504,011(3)
James L. Chitwood...........................................            149,807(4)
J. Brian Ferguson...........................................             49,871(5)
James P. Rogers.............................................            377,151(6)
Allan R. Rothwell...........................................             68,205(7)
H. Jesse Arnelle............................................              3,621(8)
Calvin A. Campbell, Jr......................................              5,950(9)
Jerry E. Dempsey............................................              6,314(10)
John W. Donehower...........................................              1,787(11)
Donald W. Griffin...........................................                685(12)
Lee Liu.....................................................              8,191(13)
Marilyn R. Marks............................................              6,268(14)
David W. Raisbeck...........................................                222(15)
John A. White...............................................              6,007(16)
Peter M. Wood...............................................                192(17)
Directors and executive officers as a group (21 persons)....          1,451,291(18)

---------------

 (1) Information relating to beneficial ownership is based upon information furnished by each person using "beneficial ownership" concepts set forth in rules of the Securities and Exchange Commission (the "SEC"). Under those rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership (such as by exercise of options) within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Except as indicated in other notes to this table, directors and executive officers possessed sole voting and investment power with respect to all shares of common stock referred to in the table.
 (2) The total number of shares of common stock beneficially owned by all directors and executive officers as a group represents approximately 1.88% of the shares of common stock outstanding as of December 31, 2000. The percentage beneficially owned by any individual director or executive officer does not exceed one percent of the outstanding shares of common stock. Shares not outstanding which are subject to options exercisable within 60 days by persons in the group or a named individual are deemed to be outstanding for the purpose of computing the percentage of outstanding shares of common stock owned by the group or such individual.

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

 (3) Includes 473,375 shares that may be acquired upon exercise of options (including options to purchase a total of 204,500 shares only if certain stock price targets are met).
 (4) Includes 122,578 shares that may be acquired upon exercise of options (including an option to purchase 20,000 shares only if certain stock price targets are met) and 893 shares allocated to Dr. Chitwood's Employee Stock Ownership Plan (the "ESOP") account. Also includes 101 shares held by Dr. Chitwood's spouse as custodian for his adult children, as to which shares Dr. Chitwood disclaims beneficial ownership.
 (5) Includes 44,420 shares that may be acquired upon exercise of options (including option to purchase 40,000 shares only if certain stock price targets are met) and 578 shares allocated to Mr. Ferguson's ESOP account.
 (6) Includes 192,000 shares that may be acquired upon exercise of options, 139 shares allocated to Mr. Rogers' ESOP account, and 11,300 restricted shares which generally vest in August 2001 but as to which Mr. Rogers currently has voting rights. Also includes 158,424 shares owned by the Eastman Chemical Company Foundation, Inc., of which shares Mr. Rogers may also be deemed a beneficial owner by virtue of his shared voting and investment power as a director of the foundation.
 (7) Includes 66,200 shares that may be acquired upon exercise of options (including an option to purchase 40,000 shares only if certain stock price targets are met) and 770 shares allocated to Mr. Rothwell's ESOP account.
 (8) Includes 778 shares that may be acquired upon exercise of options.
 (9) Includes 1,078 shares that may be acquired upon exercise of options.
(10) Includes 976 shares that may be acquired upon exercise of options.
(11) Includes 907 shares that may be acquired upon exercise of options.
(12) Includes 500 shares that may be acquired upon exercise of options and 175 restricted shares which generally vest on May 6, 2002, but as to which Mr. Griffin currently has voting power.
(13) Includes 3,916 shares that may be acquired upon exercise of options. Also includes 600 shares held by Mr. Liu's spouse, as to which shares Mr. Liu disclaims beneficial ownership, and 1,090 shares held by the Lee and Andrea Liu Foundation.
(14) Includes 3,258 shares that may be acquired upon exercise of options.
(15) Consists of restricted shares that generally vest on December 7, 2003, but as to which Mr. Raisbeck currently has voting rights.
(16) Includes 2,688 shares that may be acquired upon exercise of options.
(17) Consists of restricted shares that generally vest on May 4, 2003, but as to which Mr. Wood currently has voting rights.
(18) Includes a total of 1,115,482 shares that may be acquired upon exercise of options and 6,645 shares allocated to executive officers' ESOP accounts. Includes shares and options held by and shares allocated to the ESOP account of the spouse of an executive officer not named above, as to which shares and options such executive officer disclaims beneficial ownership. Includes 158,424 shares owned by the Eastman Chemical Company Foundation, Inc., of which shares Mr. Rogers and two other executive officers not named above may each be deemed a beneficial owner by virtue of their shared voting and investment power as directors of the Foundation.

COMMON STOCK AND COMMON STOCK UNITS

     In addition to shares of Eastman common stock beneficially owned, certain of the executive officers have units of common stock ("Common Stock Units") credited to their individual Stock Accounts in the Eastman Executive Deferred Compensation Plan (the "EDCP") and in the Eastman ESOP Excess Plan, and certain of the directors have Common Stock Units credited to their individual Stock Accounts in the DDCP. See "Item 1 -- Election of Directors -- Director Compensation -- Directors' Deferred Compensation Plan" and "Executive Compensation -- Compensation Tables -- Summary Compensation Table" and
"-- Compensation and Management Development Committee Report on Executive Compensation".

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

     The following table shows, for each current director and each executive officer named in the Summary Compensation Table, and for all directors and executive officers as a group, the aggregate of the number of shares of common stock beneficially owned by such person and group, as set forth in the preceding table, and the number of Common Stock Units credited to the Stock Accounts of such person and group. Common Stock Units represent hypothetical "investments" in Eastman common stock. The value of one Common Stock Unit is equal to the market value of one share of Eastman common stock. Although the DDCP, EDCP, and ESOP Excess Plan allow Common Stock Units to be paid out only in the form of cash, and not in shares of common stock, Common Stock Units create essentially the same stake in the market performance of the Company's common stock as do actual shares of common stock. As a result, Common Stock Units are counted with certain shares of common stock beneficially owned (excluding certain shares that may be deemed beneficially owned under SEC rules, such as shares underlying options, shares owned by the individual's spouse, and shares over which the individual shares voting and investment power, but in which the individual has no pecuniary interest) for purposes of the Company's stock ownership guidelines -- four times target total annual compensation for the Chief Executive Officer, three times target total annual compensation for the other executive officers named in the Summary Compensation Table, and three times the annual retainer fee for non-employee directors. See "Executive
Compensation -- Compensation and Management Development Committee Report on Executive Compensation." The table below is included to provide a better indication of the stake of the named individuals, and of the directors and executive officers as a group, with respect to Eastman common stock.

                                                              NUMBER OF SHARES OF
                                                               COMMON STOCK AND
                                                              COMMON STOCK UNITS
NAME                                                          BENEFICIALLY OWNED
----                                                          -------------------
Earnest W. Deavenport, Jr...................................         587,854
James L. Chitwood...........................................         151,610
J. Brian Ferguson...........................................          49,907
James P. Rogers.............................................         377,509(1)
Allan R. Rothwell...........................................          80,104
H. Jesse Arnelle............................................           4,993
Calvin A. Campbell, Jr......................................           5,950
Jerry E. Dempsey............................................           6,314
John W. Donehower...........................................           1,787
Donald W. Griffin...........................................             685
Lee Liu.....................................................           8,191
Marilyn R. Marks............................................           7,397
David W. Raisbeck...........................................             222
John A. White...............................................           9,862
Peter M. Wood...............................................             192
Directors and executive officers as a group (21 persons)....       1,590,013(2)

---------------

(1) Includes 158,424 shares owned by the Eastman Chemical Company Foundation, Inc., over which shares Mr. Rogers shares voting and investment power as a director of the Foundation but in which shares Mr. Rogers has no pecuniary interest.
(2) Includes 158,424 shares owned by the Eastman Chemical Company Foundation, Inc., over which shares Mr. Rogers and two other executive officers not named above share voting and investment power as directors of the Foundation but in which shares such executive officers have no pecuniary interest.

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the only known beneficial owners of more than 5% of Eastman common stock.

                                                              NUMBER OF SHARES OF   PERCENT
                                                                 COMMON STOCK          OF
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY OWNED    CLASS(1)
------------------------------------                          -------------------   --------
AXA Financial, Inc..........................................       9,898,203(2)            %
  1290 Avenue of the Americas
  New York, New York 10104
Barclays Global Investors N.A...............................       4,814,440(3)            %
  45 Fremont Street
  San Francisco, California 94105
Dodge & Cox.................................................       5,299,485(4)            %
  One Sansome St., 35th Floor
  San Francisco, California 94104

---------------

(1) Based upon the number of shares of common stock outstanding and entitled to be voted at the Annual Meeting as of the record date.
(2) As of December 31, 2000, based on a Schedule 13G filed with the SEC by AXA Financial, Inc., an investment company, and certain investment advisor, insurance company, and broker-dealer subsidiaries of AXA Financial. According to the Schedule 13G, AXA Financial and such subsidiaries together have sole investment power with respect to 9,895,753 of such shares, sole voting power with respect to 5,894,682 of such shares, shared investment power with respect to 2,450 of such shares and shared voting power with respect to 1,606,270 of such shares.
(3) As of December 31, 2000, based on a Schedule 13G filed with the SEC by Barclays Global Investors N.A., a bank, and certain affiliated bank entities. According to the Schedule 13G, Barclays Global Investors and such entities together have sole investment power with respect to all of such shares and sole voting power with respect to 4,437,160 of such shares.
(4) As of December 31, 2000, based on a Schedule 13G filed with the SEC by Dodge & Cox, an investment advisor. According to the Schedule 13G, Dodge & Cox has sole investment power with respect to all of such shares, sole voting power with respect to 4,946,275 of such shares, and shared voting power with respect to 46,200 of such shares.

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

     The following Summary Compensation Table sets forth certain information concerning compensation of the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers for 2000.

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION(1)
                                         ------------------------------------------
       NAME AND PRINCIPAL                                            OTHER ANNUAL
            POSITION              YEAR   SALARY(2)     BONUS(3)     COMPENSATION(4)
       ------------------         ----   ---------    -----------   ---------------
Earnest W. Deavenport, Jr.        2000   $960,000     $ 1,171,035      $ 51,982
 Chairman and Chief               1999    775,000         732,375        28,810
 Executive Officer                1998    763,333         502,998        42,917
James L. Chitwood                 2000    360,125         275,340       113,165
 Senior Vice President,           1999    391,589(11)     242,033       321,967
 Corporate Strategy and Chief     1998    354,033         170,407       306,876
 Technology Officer
J. Brian Ferguson(12)             2000    332,450         324,314        88,038
 President                        1999    228,559          95,772        66,443
 Chemicals Group                  1998    126,700          36,057        62,727
James P. Rogers(12)(13)           2000    357,500         306,323         2,100
 Senior Vice President            1999    127,273         253,923         5,714
 and Chief Financial              1998         --              --            --
 Officer
Allan R. Rothwell(12)             2000    359,500         197,775         2,784
 President                        1999    265,700         235,315         3,073
 Polymers Group                   1998    217,850          98,096         2,738

                                               LONG-TERM COMPENSATION
                                  ------------------------------------------------
                                             AWARDS                    PAYOUTS
                                  -----------------------------     --------------
                                  RESTRICTED STOCK   SECURITIES       LONG-TERM
       NAME AND PRINCIPAL              AWARDS        UNDERLYING     INCENTIVE PLAN      ALL OTHER
            POSITION                   ($)(5)         OPTIONS         PAYOUTS(6)     COMPENSATION(7)
       ------------------         ----------------   ----------     --------------   ---------------
Earnest W. Deavenport, Jr.            $      0        101,481(8)       $767,960          $50,527
 Chairman and Chief                          0        200,000(9)              0           40,789
 Executive Officer                           0         15,500           239,459           40,175
James L. Chitwood                            0         30,000(10)       331,139           18,954
 Senior Vice President,                      0         60,441(8)(9)           0           18,816
 Corporate Strategy and Chief                0          8,750           103,253           18,633
 Technology Officer
J. Brian Ferguson(12)                        0         15,000            24,659           17,500
 President                                   0         81,700(9)              0            9,707
 Chemicals Group                             0            270                 0            6,668
James P. Rogers(12)(13)                520,506         15,000                 0           20,395
 Senior Vice President                 579,125        192,000(14)             0            8,756
 and Chief Financial                        --             --                --               --
 Officer
Allan R. Rothwell(12)                        0         15,000           218,411           18,921
 President                                   0         91,000(9)              0           14,611
 Polymers Group                              0          7,010            13,181           11,466

---------------

 (1) Includes both amounts paid for the indicated years and amounts earned during the indicated years but deferred under the Executive Deferred Compensation Plan.
 (2) Base salary amount is reduced to below competitive pay levels, and the difference between base salary and competitive pay level is made variable and is placed "at risk" under the Eastman Performance Plan, the Annual Performance Plan, and, beginning 2000, the Unit Performance Plan. For 2000, 45% of Mr. Deavenport's annual compensation and 35% of the annual compensation for Messrs. Ferguson, Rogers, and Rothwell, and Dr. Chitwood was at risk under the Eastman Performance Plan, Annual Performance Plan, and Unit Performance Plan. See "Bonus" column and "Compensation and Management Development Committee Report on Executive Compensation."
 (3) Cash payments in the year following for services rendered in the year indicated under the Eastman Performance Plan, the Annual Performance Plan, and for 2000, the Unit Performance Plan. The Eastman Performance Plan, Annual Performance Plan, and Unit Performance Plan, unlike traditional bonus plans, require participants to place a portion of their annual compensation "at risk" by reducing their base salary levels to below-competitive pay levels. A significant portion of the compensation reported in the "Bonus" column constitutes annual cash compensation which was placed "at risk" at the beginning of the indicated year and earned during the year based upon Company, and for 2000, individual performance. Also includes special recognition awards paid to Mr. Rogers in 2000 and to Mr. Rothwell in 1999, and a signing bonus paid to Mr. Rogers upon commencement his employment with the Company in August 1999. Under the terms of his employment, the Company waived the then-normal time of service condition for participation and paid Mr. Rogers a prorated award under the Eastman Performance Plan for 1999. See "Compensation and Management Development Committee Report on Executive Compensation."

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

 (4) Includes amounts reimbursed for payment of taxes on certain compensation and benefits, and the portion of interest accrued on deferred compensation under the Executive Deferred Compensation Plan and on certain stock options at a rate that exceeded 120 percent of the then-applicable Federal long-term rate. The amounts reported for Dr. Chitwood and Mr. Ferguson also include tax gross-up payments attributed to overseas assignments.
 (5) Represents fair market value of awards of restricted stock, based upon the closing price of the common stock on the New York Stock Exchange on the date of grant. The amounts reported do not take into account the transfer restrictions on the shares. Upon the commencement of his employment with the Company in August 1999, Mr. Rogers was awarded 11,300 restricted shares of common stock, which restrictions lapsed on the first anniversary of his employment. In August 2000, he was awarded an additional 11,300 restricted shares of common stock, with restrictions lapsing on the second anniversary of his employment. Subject to continued employment with the Company, Mr. Rogers will be awarded 11,300 restricted shares of common stock on the second anniversary of his employment with the Company, with restrictions lapsing on the third anniversary of his employment date. At December 31, 2000, Mr. Rogers held 11,300 restricted shares of common stock, with a fair market value of $550,875 based on the per share closing price of the common stock on the New York Stock Exchange on December 29, 2000 ($48.75). Dividends are paid on these shares as and when dividends are paid on common stock.
 (6) Represents fair market value of payout during the year following of stock earned under performance shares awarded at the beginning of the three-year performance period ended in the year indicated, with shares earned based upon total return to shareowners during the three-year performance period relative to that of peer companies. The payout, unless deferred at the election of the participant, is in the form of unrestricted shares of Eastman common stock. The amount reported represents the fair market value of the shares earned, based upon the per share closing price of the common stock on the New York Stock Exchange on the payment date. Mr. Ferguson was first awarded performance shares for the 1998-2000 performance period; accordingly, he was not eligible to receive payouts for the performance periods ended 1998 and 1999. Mr. Rogers was first awarded performance shares for the 2000-2002 performance period, and was not eligible to receive payouts for the performance periods ended 1999 and 2000. See "Long-Term Incentive Plan -- Awards in Last Fiscal Year" table and "Compensation and Management Development Committee Report on Executive Compensation."
 (7) The amounts for 1998 are the portion of the Eastman Performance Plan payment which was contributed or credited by the Company to the employee's accounts in the Eastman ESOP and Eastman ESOP Excess Plan. The amounts for 2000 and 1999 are annual Company contributions to the accounts of Messrs. Deavenport, Ferguson, and Rothwell and Dr. Chitwood in the Eastman Investment Plan, a 401(k) retirement plan, and to Mr. Rogers' accounts in the Eastman ESOP and Eastman ESOP Excess Plan. Under the terms of his employment, the Company waived the then-normal time of service condition for participation under the Eastman ESOP and Eastman ESOP Excess Plan for Mr. Rogers. See "Compensation and Management Development Committee Report on Executive Compensation."
 (8) Includes "reload" options received by Mr. Deavenport (36,481 in 2000) and Dr. Chitwood (6,941 in 1999) to purchase a number of shares equal to the number of previously owned shares of Eastman common stock surrendered in payment of the exercise price of options. See "Option Grants in Last Fiscal Year" and "Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values" tables.
 (9) Includes performance-based options granted on October 19, 1999 at an exercise price of $37.9375 to Mr. Deavenport (169,000), Dr. Chitwood (40,000), Mr. Ferguson (80,000), and Mr. Rothwell (80,000).
     Performance-based stock options are subject to stock price vesting and time vesting conditions, both of which must be met for the options to become exercisable. Subject to the price vesting conditions, the options become exercisable in 50% increments on each of the first two anniversaries of the grant date. Subject to the time vesting conditions, the options will become exercisable as to 1% of the underlying shares if the average daily closing price of Eastman common stock

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

     on the New York Stock Exchange for any twenty consecutive trading days equals or exceeds $39.00 on or before October 19, 2001; as to 100% of the underlying shares if the average daily closing price for any twenty consecutive trading days equals or exceeds $70.00 on or before October 19, 2001; and, as to specified numbers between 1% and 100% of the underlying shares if the average daily closing prices for any twenty consecutive days equal or exceed specified prices between $39.00 and $70.00 on or before October 19, 2001. As of December 31, 2000, the options had become exercisable as to 26% of the underlying shares, subject to time vesting conditions. The options will be cancelled and forfeited on October 19, 2001 as to any shares for which the applicable stock price target is not met. The options are also subject to forfeiture in the event of early termination of employment under certain circumstances and in the event of violation by an optionee of specified prohibitions concerning competition, confidentiality, and other activity adverse to the interests of the Company. In the event of a "change in ownership", or in certain circumstances following a "change in control", conditions to vesting would be deemed to have been satisfied. See "Change in Control
     Arrangements -- Omnibus Long-Term Compensation Plans."
(10) Includes an option granted on October 4, 2000 to purchase 15,000 shares of Eastman common stock, in recognition of Dr. Chitwood's leadership of strategic initiatives involving the Company's business portfolio. See "Option Grants in Last Fiscal Year" table.
(11) Includes an amount paid to Dr. Chitwood attributed to a previous overseas assignment.
(12) As part of a reorganization of the Company, effective September 1, 1999, Mr. Rothwell was named President, Chemicals Group and Mr. Ferguson was named President, Polymers Group. Mr. Rothwell was formerly Senior Vice President and Chief Financial Officer. Mr. Rogers succeeded Mr. Rothwell as Senior Vice President and Chief Financial Officer. In connection with the Company's previously reported plan to create two independent public companies at the end of 2001, with Messrs. Ferguson and Rothwell becoming the chief executive officers, Mr. Ferguson was named President, Chemicals Group and Mr. Rothwell was named President, Polymers Group effective February 1, 2001.
(13) Before he joined the Company in August 1999, Mr. Rogers was Executive Vice President and Chief Financial Officer of GAF Corporation and of certain affiliated and successor entities of GAF, including G-I Holdings, Inc. On January 5, 2001, G-I Holdings announced that it had filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of New Jersey to resolve asbestos liability claims. This information is included in this Proxy Statement pursuant to Item 7(b) of Regulation 14A of the SEC's proxy rules, which requires the description of the filing of a petition in bankruptcy during the past five years by any corporation of which an executive officer of the Company was an executive officer within two years before the time of such filing.
(14) Upon the commencement of his employment with the Company in August 1999, Mr. Rogers was granted a special option to purchase 192,000 shares of Eastman common stock at an exercise price of $51.25. This option has a term of 10 years and vested and became exercisable as to 50% of the underlying shares upon the commencement of his employment with the Company and as to the remaining 50% upon the first anniversary of his employment date. See "Compensation and Management Development Committee Report on Executive Compensation."

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

     The following table sets forth certain information regarding options granted during 2000 under the Company's Omnibus Long-Term Compensation Plans to the individuals named in the Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS
                             -----------------------------------------------------------------------
                                                   PERCENTAGE OF TOTAL
                                 NUMBER OF            OPTIONS/SARS
                                 SECURITIES            GRANTED TO         EXERCISE OR
                             UNDERLYING OPTIONS       EMPLOYEES IN         BASE PRICE     EXPIRATION
NAME                              GRANTED              FISCAL YEAR         PER SHARE         DATE
----                         ------------------    -------------------   --------------   ----------
E. W. Deavenport, Jr.......        13,992(5)              1.32%             $42.2188       05/08/00
                                   11,223(5)              1.06%              36.8438       11/07/00
                                   11,266(5)              1.06%              43.3400       11/11/02
                                   65,000(6)              6.13%              46.0625       04/06/10
J. L. Chitwood.............        15,000(6)              1.41%              46.0625       04/06/10
                                   15,000(6)(7)           1.41%              39.6250       10/03/10
J. B. Ferguson.............        15,000(6)              1.41%              46.0625       04/06/10
J. P. Rogers...............        15,000(6)              1.41%              46.0625       04/06/10
A. R. Rothwell.............        15,000(6)              1.41%              46.0625       04/06/10

                              POTENTIAL REALIZABLE VALUE AT
                                 ASSUMED ANNUAL RATES OF
                              STOCK PRICE APPRECIATION FOR
                                     OPTION TERM(1)
                             -------------------------------

NAME                         0%(2)     5%(3)        10%(4)
----                         -----   ----------   ----------
E. W. Deavenport, Jr.......   $0     $    8,087   $   15,901
                               0          1,759        2,267
                               0         50,335      103,154
                               0      1,882,950    4,771,765
J. L. Chitwood.............    0        434,527    1,011,176
                               0        373,799      947,281
J. B. Ferguson.............    0        434,527    1,011,176
J. P. Rogers...............    0        434,527    1,011,176
A. R. Rothwell.............    0        434,527    1,011,176

---------------

(1) The dollar amounts under these columns are the result of calculations projected for the term of each individual grant, assuming 0%, and the 5% and 10% rates set by the SEC, of compounded annual appreciation, and are not intended to forecast possible future appreciation, if any, of the market price of Eastman common stock.
(2) No gain to the optionee is possible without an increase in stock price, which would benefit all shareowners commensurately. A 0% appreciation in stock price would result in zero dollars for the optionee.
(3) Represents the appreciation in stock price from the exercise price until the expiration date assuming a 5% per year appreciation in stock price. For example, for the option expiring on April 6, 2010, a 5% per year appreciation in stock price from $46.0625 per share yields $75.03 per share.
(4) Represents the appreciation in stock price from the exercise price until the expiration date assuming a 10% per year appreciation in stock price. For example, for the option expiring on April 6, 2010, a 10% per year appreciation in stock price from $46.0625 per share yields $119.47 per share.
(5) "Reload" option received upon exercise of previously granted option through surrender of shares of common stock and covering the same number of shares as surrendered in the exercise. The reload option is vested and exercisable immediately upon grant, and would be valued and cashed out in the event of a "change in ownership" or in certain circumstances following a "change in control." See "Change-in-Control Arrangements -- Omnibus Long-Term Compensation Plans."
(6) The options vest and become exercisable in 50% increments on each of the first two anniversaries of the grant date, with acceleration of vesting in the event of a "change in ownership" or in certain circumstances following a "change in control." See "Change-in-Control Arrangements -- Omnibus Long-Term Compensation Plans." The exercise price may be paid by surrendering previously owned shares of Eastman common stock, in which case the optionee will receive a new option to purchase the same number of shares as surrendered in the exercise. Such "reload" options have an exercise price equal to the fair market value of the underlying common stock on the date of the new grant.
(7) Option granted in recognition of Dr. Chitwood's leadership of strategic initiatives involving the Company's business portfolio.

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

     The following table sets forth certain information regarding exercises of options during 2000, and total options held at year end, by the individuals named in the Summary Compensation Table.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SECURITIES            VALUE OF
                                                              UNDERLYING                UNEXERCISED
                                                             UNEXERCISED               IN-THE-MONEY
                                NUMBER OF                      OPTIONS                    OPTIONS
                                SECURITIES                AT FISCAL YEAR-END       AT FISCAL YEAR-END(1)
                                UNDERLYING              ----------------------     ---------------------
                                 OPTIONS      VALUE          EXERCISABLE/              EXERCISABLE/
NAME                            EXERCISED    REALIZED       UNEXERCISABLE              UNEXERCISABLE
----                            ----------   --------   ----------------------     ---------------------
E. W. Deavenport, Jr..........    86,562     $788,014      275,345/427,530(2)       $1,230,704/1,810,012(2)
J. L. Chitwood................         0            0       101,028/71,550(2)            361,004/573,298(2)
J. B. Ferguson................         0            0        13,970/85,450(2)            114,946/795,366(2)
J. P. Rogers..................         0            0       192,000/15,000                      0/40,320
A. R. Rothwell................         0            0        31,100/90,100(2)            157,406/809,026(2)

---------------

(1) Represents the difference between the closing price on the New York Stock Exchange of Eastman common stock underlying the options on December 31, 2000, and the exercise price of the options.
(2) Includes options to purchase shares of common stock only if specified conditions tied to the price appreciation of Eastman common stock, and certain other conditions, are met. See "Summary Compensation Table."

     The following table sets forth certain information regarding long-term incentive plan awards during 2000 to the individuals named in the Summary Compensation Table.

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                                                 ESTIMATED FUTURE PAYOUTS UNDER
                                                                                  NON-STOCK PRICE-BASED PLANS
                               NUMBER OF          PERFORMANCE OR      ----------------------------------------------------
                            SHARES, UNITS OR    OTHER PERIOD UNTIL       BELOW
           NAME               OTHER RIGHTS     MATURATION OR PAYOUT   THRESHOLD(#)   THRESHOLD(#)   TARGET(#)   MAXIMUM(#)
           ----             ----------------   --------------------   ------------   ------------   ---------   ----------
E. W. Deavenport, Jr......       23,800              3 Years              -0-           4,760        23,800       47,600
J. L. Chitwood............        5,500              3 Years              -0-           1,100         5,500       11,000
J. B. Ferguson............        5,500              3 Years              -0-           1,100         5,500       11,000
J. P. Rogers..............        5,500              3 Years              -0-           1,100         5,500       11,000
A. R. Rothwell............        5,500              3 Years              -0-           1,100         5,500       11,000

     The above table reflects performance shares awarded under the 1997 Omnibus Long-Term Compensation Plan. Such awards were made under a three-year Long-Term Performance Subplan. The awards reflected in the table were granted in February 2000 for a 2000-2002 cycle. Performance is measured by the Company's total return to shareowners (change in stock price plus dividends declared during the relevant period, assuming reinvestment of dividends) relative to that of the 16 peer companies identified in the Performance Graph. Future payouts, if any, are based upon the Company's position in a ranking of the unweighted total shareowner returns of the compared companies. If the Company's total shareowner return ("TSR") ranks below the twelfth company (threshold), no award will be earned; if TSR ranks at threshold, 20% of the target awards will be earned; if TSR ranks eighth (target), 100% of the target awards will be earned; and if TSR ranks first of the compared companies (maximum), 200% of the target awards will be earned. If earned, awards will be paid after the end of the performance period in unrestricted shares of Eastman common stock, or participants may irrevocably elect in advance to defer the award payout into the Executive Deferred Compensation Plan.

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

PENSION PLANS

     EASTMAN RETIREMENT ASSISTANCE PLAN. The Company presently has in effect a tax-qualified, non-contributory defined benefit pension plan known as the Eastman Retirement Assistance Plan ("ERAP") for substantially all active U.S. employees, other than employees of Lawter International, Inc. and McWhorter Technologies, Inc. and certain other subsidiaries. A participant's total ERAP benefit consists of his "Pre-2000 Benefit" and "Pension Equity Benefit", as described below.

        PRE-2000 BENEFIT. Prior to 2000, the ERAP used a traditional pension formula which gave each participant a life annuity commencing at age 65. The following table sets forth the estimated annual Pre-2000 Benefits payable upon retirement (including any amounts attributable to the plans described under "Supplemental Pension Plans" below) to persons in the specified compensation and years-of-service classifications who are eligible for a full unreduced Pre-2000 Benefit.

                               PENSION PLAN TABLE

   AVERAGE                               YEARS OF SERVICE
PARTICIPATING   -------------------------------------------------------------------
COMPENSATION       15         20         25         30          35           40
-------------   --------   --------   --------   --------   ----------   ----------
 $  200,000     $ 44,904   $ 59,872   $ 74,840   $ 89,808   $  104,776   $  110,015
    250,000       56,904     75,872     94,840    113,808      132,776      139,415
    300,000       68,904     91,872    114,840    137,808      160,776      168,815
    350,000       80,904    107,872    134,840    161,808      188,776      198,215
    400,000       92,904    123,872    154,840    185,808      216,776      227,615
    450,000      104,904    139,872    174,840    209,808      244,776      257,015
    500,000      116,904    155,872    194,840    233,808      272,776      286,415
    550,000      128,904    171,872    214,840    257,808      300,776      315,815
    600,000      140,904    187,872    234,840    281,808      328,776      345,215
    650,000      152,904    203,872    254,840    305,808      356,776      374,615
    700,000      164,904    219,872    274,840    329,808      384,776      404,015
    750,000      176,904    235,872    294,840    353,808      412,776      433,415
    800,000      188,904    251,872    314,840    377,808      440,776      462,815
    850,000      200,904    267,872    334,840    401,808      468,776      492,215
    900,000      212,904    283,872    354,840    425,808      496,776      521,615
    950,000      224,904    299,872    374,840    449,808      524,776      551,015
  1,000,000      236,904    315,872    394,840    473,808      552,776      580,415
  1,050,000      248,904    331,872    414,840    497,808      580,776      609,815
  1,100,000      260,904    347,872    434,840    521,808      608,776      639,215
  1,150,000      272,904    363,872    454,840    545,808      636,776      668,615
  1,200,000      284,904    379,872    474,840    569,808      664,776      698,015
  1,250,000      296,904    395,872    494,840    593,808      692,776      727,415
  1,300,000      308,904    411,872    514,840    617,808      720,776      756,815
  1,350,000      320,904    427,872    534,840    641,808      748,776      786,215
  1,400,000      332,904    443,872    554,840    665,808      776,776      815,615
  1,450,000      344,904    459,872    574,840    689,808      804,776      845,015
  1,500,000      356,904    475,872    594,840    713,808      832,776      874,415
  1,550,000      368,904    491,872    614,840    737,808      860,776      903,815
  1,600,000      380,904    507,872    634,840    761,808      888,776      933,215
  1,650,000      392,904    523,872    654,840    785,808      916,776      968,615
  1,700,000      404,904    539,872    674,840    809,808      944,776      992,015
  1,750,000      416,904    555,872    694,840    833,808      972,776    1,021,415
  1,800,000      428,904    571,872    714,840    857,808    1,000,776    1,050,815

        To the extent that any individual's annual Pre-2000 Benefit, as reflected in the foregoing table, exceeds the amount payable from the ERAP, such excess will be paid from one or more unfunded, supplementary plans. See "Supplemental Pension Plans" below.

        Pre-2000 Benefits under the ERAP are based upon the participant's "average participating compensation", which is the average of three years of those earnings described in the ERAP as "participating

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

compensation." "Participating compensation," in the case of the executive officers identified in the Summary Compensation Table, consists of salary and bonus payments, including allowance in lieu of salary for authorized periods of absence, such as illness, vacation, or holidays.

        The estimated annual Pre-2000 Benefits reflected in the preceding Pension Plan Table have been computed in straight-life annuity amounts and are not subject to any deductions for Social Security or other offset amounts. An employee is eligible for an unreduced Pre-2000 Benefit when such employee's aggregate age plus years of eligible service totals 85 or at age 65.

        Years of accrued service credited through 2000 and the amount of average participating compensation at the end of 2000 for the individuals named in the Summary Compensation Table were as follows: Mr. Deavenport, 40 years and $1,475,496; Dr. Chitwood, 32 years and $600,321; Mr. Ferguson, 23 years and $267,481; Mr. Rogers, 1 year and $482,903; and Mr. Rothwell, 31 years and $416,044.

        PENSION EQUITY BENEFIT. Effective January 1, 2000, the Company redesigned the ERAP to use a pension equity formula. Under the new formula, beginning January 1, 2000, a participant earns a certain pension equity percentage each year based on his age and total service with the Company, using the following chart:

                                                                          FOR AVERAGE PARTICIPATING
                                                                            COMPENSATION OVER THE
                  POINTS                          FOR ALL AVERAGE          AVERAGE SOCIAL SECURITY
              (AGE + SERVICE)                PARTICIPATING COMPENSATION           WAGE BASE
              ---------------                --------------------------   -------------------------
Under 35...................................                2%                         2%
35-44......................................              2.5%                         2%
45-54......................................                3%                         3%
55-64......................................              4.5%                         3%
65-74......................................                6%                         5%
75-84......................................                9%                         8%
85-94......................................             12.5%                        10%
95 & Over..................................               16%                        10%
After 40 Years of Service..................                8%                         5%

        When a participant terminates, he is entitled to a pension lump sum, payable over five years, which is equal to the accumulated percentages in the second column times his average participating compensation, plus the accumulated percentages in the third column times his average participating compensation in excess of his average Social Security wage base. The lump sum may also be converted to various forms of annuities.

        To the extent that any individual's Pension Equity Benefit exceeds the amount payable from the ERAP, such excess will be paid from one or more unfunded, supplementary plans. See "Supplemental Pension Plans" below.

     SUPPLEMENTAL PENSION PLANS. The Company maintains two unfunded, nonqualified plans that will restore to participants in the ERAP benefits that cannot be paid under the ERAP because of restrictions under the Internal Revenue Code of 1986, as amended, and benefits that are not accrued under the ERAP because of a voluntary deferral by the participant of compensation that would otherwise be counted under the ERAP. The timing and form of payment of amounts accrued under these supplemental pension plans have not yet been determined. Those determinations will be made at the sole discretion of the Vice President, Human Resources, with respect to participants other than executive officers, or the Compensation Committee, with respect to participants who are executive officers.

     The Company has established a "Rabbi Trust" to provide a degree of financial security for the participants' unfunded account balances under the supplemental pension plans. See "Change-in-Control Arrangements -- Benefit Security Trust."

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

CHANGE-IN-CONTROL ARRANGEMENTS

     SEVERANCE AGREEMENTS. The Company has entered into Severance Agreements with the five individuals named in the Summary Compensation Table and certain other officers of the Company. Each Agreement has a term of three years (with automatic one-year extensions absent advance notice otherwise from the Company); provided, however, that upon the occurrence of a "change in control" or a "potential change in control" (as defined in the Agreements) prior to such termination date, the term of the Agreement will automatically be extended for two years from the date of the change in control or potential change in control, as the case may be. If, at any time during the term of the Agreement and before the occurrence of a change in control or a potential change in control, there occurs a reduction in the employee's level of responsibility, position, authority or duties, the Company may in its sole discretion terminate the Agreement.

     A "change in control" is defined in the Agreements to include the following, and with certain exceptions: the acquisition by a person of 19% or more of the voting stock of the Company; the incumbent Board members (and subsequent directors approved by them) ceasing to constitute a majority of the Board; approval by the Company's shareowners of a reorganization or merger unless, after such proposed transaction, the former shareowners of the Company will own more than 75% of the resulting corporation's voting stock; or approval by the Company's shareowners of a complete liquidation and dissolution of the Company or the sale or other disposition of substantially all of the assets of the Company other than to a subsidiary or in a spin-off transaction. A "potential change in control" will be deemed to have occurred if the Company enters into an agreement, the consummation of which would result in the occurrence of a change in control; any person (including the Company) publicly announces an intention to take action which, if consummated, would constitute a change in control; any person (other than the Company or certain affiliated entities) becomes the beneficial owner of 10% or more of the combined voting power of the Company's then-outstanding securities; or the Board adopts a resolution to the effect that a potential change in control has occurred.

     If during the term of the Agreements and following a change in control (or within 120 days before or after a potential change in control) of the Company, the employee's employment with the Company is terminated by the Company other than for "cause" (as defined), death or disability, or by the employee for "good reason" (which includes a reduction in the employee's compensation, certain relocations of the employee's office, the exclusion of the employee from new compensation arrangements offered to similarly situated employees, or a material reduction in the employee's responsibility, position, authority, or duties, and also includes a termination by the employee for any reason or no reason during the 30-day period beginning on the first anniversary of the change in control), then, in addition to any other benefits accruing to the employee outside the scope of the Agreement: (1) the acquiror will pay the employee any unpaid salary, benefits or awards that shall have been earned or become payable through the date of termination; (2) the acquiror will pay to the employee as severance an amount equal to three times (or four times in the case of Mr. Deavenport) the employee's "pay" (defined as the average of the three highest out of the last ten years of the employee's total annual compensation, including base annual salary, bonus, the grant date value of stock grants, and incentive compensation); (3) the acquiror will maintain in effect for three years (or four years in the case of Mr. Deavenport) after the date of termination for the employee and his dependents all welfare benefit plans in which the employee was entitled to participate immediately prior to termination; and (4) the acquiror will pay the employee a single lump sum amount equal to the actuarial equivalent of (a) the retirement benefit to which the employee would have been entitled under the ERAP and the excess retirement plans described above under "Pension Plans" if the employee had five additional years of service and was five years older, minus (b) the retirement benefit to which the employee is actually entitled under the ERAP and the excess retirement plans.

     If the amount payable to the employee under these Agreements exceeds certain threshold amounts, federal excise tax could be imposed on the employee and the Company could lose a tax deduction for a portion of the payment. If the amount payable would result in such effects, but exceeds the applicable threshold by $30,000 or less, the amount payable will be reduced by the amount the payment exceeds the threshold. If the

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

payment exceeds the threshold by more than $30,000, the employee will be entitled to full benefits under the Agreement and to additional amounts to compensate him or her fully for the imposition of the federal excise tax (including federal, state, and excise taxes applicable to the receipt of such additional amount).

     The Company has established a "Rabbi Trust" to provide a degree of financial security for any amounts that may become payable to officers under the Severance Agreements. See "Benefit Security Trust."

     EMPLOYEE PROTECTION PLAN. The Company's Employee Protection Plan provides severance pay, health, dental, disability, and life insurance continuation, and a retraining allowance (of up to $5,000) for substantially all employees whose employment is terminated within two years following a "change in control" (as defined in such plan, generally circumstances in which the Company is acquired by another entity or its controlling ownership is changed). For purposes of the Employee Protection Plan, participants have been credited with service with Eastman Kodak Company and its affiliates prior to the Company's spin-off from Eastman Kodak. The Employee Protection Plan provides for a lump sum severance payment of three weeks of "pay" (as defined in the plan) for each year of service up to 16 years and four weeks of pay for each year of service in excess of 16 years, with a minimum of six weeks of pay and a maximum of 104 weeks. Health, dental, disability, and life insurance would be continued at the Company's expense for up to 12 months, depending on years of service, on the same basis as in effect on the date of employment termination (except that no employee contributions would be required). In addition, the Employee Protection Plan provides for the payment of certain bonuses declared in the year in which employment terminates. The plan provides for a "gross-up payment" in the event the total payments under the Employee Protection Plan and any other plan or agreement of an employee with the Company subject the employee to certain federal excise taxes. The gross-up payment would be in an amount such that the net amount retained by the employee, after deduction of any such excise tax and any tax on the gross-up payment, would equal the total payments under the Employee Protection Plan and other plans or agreements.

     OMNIBUS LONG-TERM COMPENSATION PLANS. The Company's 1997 Omnibus Long-Term Compensation Plan (the "1997 Omnibus Plan"), which is administered by the Compensation Committee, provides for grants to employees of nonqualified and incentive stock options, SARs, stock awards, performance shares, and other stock and stock-based awards (collectively, "Awards"). The 1997 Omnibus Plan is substantially similar to, and intended to replace, the 1994 Omnibus Long-Term Compensation Plan (the "1994 Omnibus Plan"). (Either of the 1994 Omnibus Plan and 1997 Omnibus Plan are sometimes referred to in this Proxy Statement as the "Omnibus Long-Term Compensation Plan" or the "Omnibus Plan," and the 1994 Omnibus Plan and 1997 Omnibus Plan are sometimes collectively referred to as the "Omnibus Long-Term Compensation Plans" or the "Omnibus Plans.") No new awards have been made under the 1994 Omnibus Plan following the effectiveness of the 1997 Omnibus Plan, and outstanding grants and awards under the 1994 Omnibus Plan are unaffected by the replacement of the 1994 Omnibus Plan with the 1997 Omnibus Plan.

     The Omnibus Plans contain provisions regarding the treatment of Awards in the event of a "change in ownership" (as defined in the Omnibus Plans, generally concerning circumstances in which the Company's common stock is no longer publicly traded) and of a "change in control" (as defined in the Omnibus Plans, generally concerning circumstances in which the Company is acquired by another entity or its controlling ownership is changed). Upon a change in ownership or change in control, the rules described below will apply to Awards granted under the Omnibus Plans. However, the Compensation Committee has the discretion, notwithstanding any particular transaction constituting a change in ownership or a change in control, either to determine that such transaction is of the type that does not warrant the described consequences with respect to Awards (in which case such consequences would not occur) or to alter the way in which Awards are treated from the consequences outlined in the Omnibus Plans.

     If a change in ownership occurs (and the Compensation Committee has not exercised its discretion outlined above) during the term of one or more performance periods for which the Compensation Committee has granted performance shares, the term of such performance period will immediately terminate and, except

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

with respect to performance periods for which the Compensation Committee has previously reached a determination regarding the degree to which the performance objectives have been attained, it will be assumed that the performance objectives have been attained at a level of 100%. Participants, as a result, will be considered to have earned and therefore be entitled to receive a prorated share of the Awards previously granted for such performance period. In addition, upon a change in ownership, all outstanding Awards will be valued and cashed out on the basis of the change in ownership price as soon as practicable but in no event more than 90 days after the change in ownership.

     In the event of a change in control (assuming the Compensation Committee has not exercised its discretion outlined above), if a participant's employment terminates within two years following the change in control, unless such termination is due to death, disability (as defined in the Omnibus Plans), cause (as defined in the Omnibus Plans), resignation (other than as a result of certain actions by the Company and any successor), or retirement, participants will be entitled to the following treatment. All conditions, restrictions, and limitations in effect with respect to any unexercised Award will immediately lapse and no other terms or conditions will be applied. Any unexercised, unvested, unearned, or unpaid Award will automatically become 100% vested. Performance shares will be treated in a manner similar to that described above in the case of a change in ownership. A participant will be entitled to a lump sum cash payment as soon as practicable but in no event more than 90 days after the date of such participant's termination of employment with respect to all of such participant's Awards.

     BENEFIT SECURITY TRUST. The Company has established a Benefit Security Trust (sometimes referred to as the "Rabbi Trust") to provide a degree of financial security for its unfunded obligations under the Executive Deferred Compensation Plan, the ESOP Excess Plan, the supplemental ERAP plans, and the Severance Agreements. The assets of the Rabbi Trust would be subject to the claims of the Company's creditors in the event of insolvency. Upon the occurrence of a "change in control" or a "potential change in control" (as defined), or if the Company fails to meet its payment obligations under the covered plans and agreements, the Company would be required to transfer to the trustee cash or other liquid funds in an amount equal to the value of the Company's obligations under the covered plans and agreements. The Company has conveyed to the trustee rights to certain assets as partial security for the Company's funding obligations under the Rabbi Trust.

     A "change in control" is defined to include the following, and with certain exceptions: the acquisition by a person of 19% or more of the voting stock of the Company; the incumbent Board members (and subsequent directors approved by them) ceasing to constitute a majority of the Board; approval by the Company's shareowners of a reorganization or merger unless, after such proposed transaction, the former shareowners of the Company will own more than 75% of the resulting corporation's voting stock; or approval by the Company's shareowners of a complete liquidation and dissolution of the Company or the sale or other disposition of substantially all of the assets of the Company, other than to a subsidiary or in a spin-off transaction. A "potential change in control" will be deemed to have occurred if the Company enters into an agreement, the consummation of which would result in the occurrence of a change in control; any person (including the Company) publicly announces an intention to take action which, if consummated, would constitute a change in control; or any person (other than the Company, certain affiliated entities, or certain institutional investors) becomes the beneficial owner of 10% or more of the combined voting power of the Company's then-outstanding securities.

     The Rabbi Trust is irrevocable until participants and their beneficiaries are no longer entitled to payments under the covered plans and agreements, but may be amended or revoked by agreement of the trustee, the Company, and a committee of individual beneficiaries of the Rabbi Trust.

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               COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Management Development Committee of the Company's Board of Directors is composed of five outside non-employee directors. This report summarizes the Compensation Committee's policies governing compensation to executive officers for 2000, including those in the Summary Compensation Table, and the relationship of corporate performance to that compensation. In addition, this report discusses specifically the Compensation Committee's bases for the compensation reported for the Chief Executive Officer for the past year.

     As previously reported, the Company is pursuing a plan that would result in Eastman becoming two independent public companies at the end of 2001. Each new company would have its own management, and, accordingly, its own board of directors, compensation committee, executive officers, and management compensation philosophy and programs consistent with the company's own strategic business objectives.

COMPENSATION PHILOSOPHY AND PROGRAM

     The Compensation Committee seeks to ensure that the Company's management compensation program is consistent with the Company's strategic business objectives and provides incentives for the attainment of those objectives. For 2000, the Company's compensation program included three components:

  BASE PAY.............................  Provides a stable annual salary at a level consistent with the individual's position and
                                         contributions.
  VARIABLE PAY.........................  Puts a portion of each individual's annual income "at risk", based upon the success of
                                         the Company, and for certain management-level
                                         employees, also based upon organizational unit
                                         performance and attainment of individual
                                         objectives.
  STOCK-BASED INCENTIVE PAY............  Encourages an ownership mindset throughout the
                                         Company.

PRINCIPLES FOR DETERMINING EXECUTIVE COMPENSATION

     The Compensation Committee applies the following principles when it determines the compensation of the executive officers under the Company's compensation program:

  INTEGRATION..........................  Executive compensation is integrated and consistent with the total Company compensation
                                         program, as described above.
  COMPETITIVE POSITION.................  Executives are provided competitive compensation for competitive Company
                                         performance in the chemical industry and
                                         compensation that is consistent with
                                         compensation for companies of comparable size,
                                         complexity, and operational challenge.
  PERFORMANCE FOCUS....................  At higher levels of the organization, an increasing proportion of compensation is
                                         dependent upon Company performance and return
                                         to shareowners, organizational unit
                                         performance and attainment of individual
                                         objectives.

     The Compensation Committee follows these principles in periodically reviewing overall compensation of the Chief Executive Officer and other executive officers, and in determining each component of executive compensation as discussed in the remainder of this report.

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COMPONENTS OF EXECUTIVE COMPENSATION

  ANNUAL CASH COMPENSATION -- BASE PAY AND VARIABLE PAY

     HOW BASE PAY AND VARIABLE PAY LEVELS ARE DETERMINED. Total cash compensation for all Company employees, including executive officers, is intended to be competitive with pay in the applicable labor market and in the chemical industry for similar jobs when target levels of performance are achieved. The targeted levels of cash compensation are based upon information provided by outside consultants and publicly available information. Accordingly, a portion of each employee's target pay level is placed "at risk." Base pay is reduced to below competitive pay levels, and the difference between the resulting pay level and the competitive pay level is made variable and is "at risk." Depending upon Company performance (and, for management-level employees, also depending upon organizational unit and individual performance), employees may lose the at risk amount, receive some or the entire amount at risk, or receive an amount in excess of the pay at risk.

     For 2000, the Compensation Committee compared total cash compensation levels for executive officers with companies in the chemical industry with which the Company competes for executive talent and for which data were available, including 15 of the companies in the peer group identified in the performance graph which follows this report (the "Performance Graph"). In addition, in determining the Chief Executive Officer's base salary and variable compensation, the Committee also considered chief executive officer pay reported in surveys of a broader group of manufacturing, industrial, and chemical companies of a size (based on revenues) comparable to the Company, including 15 of the peer companies in the Performance Graph. Total cash compensation to the executive officers named in the Summary Compensation Table for 2000 is reported in the "Salary" (base pay) and "Bonus" (variable pay) columns.

  CASH COMPENSATION FOR 2000

     BASE PAY. During 2000, the Compensation Committee determined that the targeted total cash compensation of the executive officers named in the Summary Compensation Table, and of certain other senior managers, was below competitive pay levels. The increases in the base pay amounts reported in the Summary Compensation Table reflect the Committee's corresponding increase of the total cash compensation levels for the executive officers.

     VARIABLE PAY. For 2000, the Compensation Committee determined that the "at risk" portion of total cash compensation of senior managers was below competitive levels, and increased the percentage of targeted cash compensation for executive officers, including the Chief Executive Officer, that is made variable and is "at risk." For 2000, the "at risk" portion of cash compensation, and the amount of variable pay actually received, were determined under the Eastman Performance Plan, the Annual Performance Plan (the "APP"), and the new Unit Performance Plan (the "UPP").

       EASTMAN PERFORMANCE PLAN

       KEY FEATURES:

      - All employees eligible to participate.

      - 5% of each employee's (including executive officers') target annual cash compensation is placed at risk based on Company performance.

      - Award based upon overall Company results rather than individual or unit performance.

      - Company performance measured by return on capital (the return produced by funds invested in the Company, determined as the net operating profit after taxes divided by the sum of average debt and equity employed during the year) minus cost of capital (the cost of debt and equity, expressed as the interest charged on debt and expected return on equity).

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      - Payout levels range from no payout if cost of capital exceeds return on capital by five or more percentage points, to five times (5x) the "at risk" amount if return on capital exceeds cost of capital by ten or more percentage points. If return on capital equals the cost of capital, then an award is earned equal to the amount of pay at risk.

      - The Compensation Committee may in its discretion defer payment of an individual's award into the Executive Deferred Compensation Plan if the Compensation Committee determines that payment of the award could result in the participant receiving compensation in excess of the maximum amount deductible by the Company for federal income tax purposes.

      2000 PAYOUT:

      - Cash awards of 8.29% (of a possible maximum of 25%) of target annual cash compensation were made to all employees under the Eastman Performance Plan.

        - Award levels corresponded to the Company's return on capital being greater than the cost of capital by 2.19% for 2000.

        - The Eastman Performance Plan award is included in the amounts reported for the executive officers in the "Bonus" column of the Summary Compensation Table.

      - In determining return on capital, the Eastman Performance Plan provides for adjustments by the Compensation Committee for unusual charges, income items, or other events that are distortive of financial results. Accordingly, the calculation of return on capital under the Eastman Performance Plan for 2000 was adjusted to exclude the effect on the calculated net operating profit of business acquisitions during 2000. Without such adjustments, the calculated return on capital would have exceeded the cost of capital by 1.36%, and the corresponding payout would have been 7.04% of target annual cash compensation.

      - The Eastman Performance Plan was amended so that, beginning 2000, the payout to the executive officers named in the Summary Compensation Table is adjusted for unusual items on the same basis as for all other employees.

       ANNUAL PERFORMANCE PLAN

      KEY FEATURES:

      - For 2000, approximately 190 Company managers, including executive officers, participated.

      - For 2000, the Compensation Committee determined that the Chief Executive Officer's variable pay would be based entirely upon the business and financial performance of the Company as a whole. Accordingly, Mr. Deavenport's amount of target annual cash compensation at risk under the Annual Performance Plan was 40%. With the introduction of the Unit Performance Plan in 2000, the other executive officers named in the Summary Compensation Table had 5% of their target annual cash compensation at risk under the Annual Performance Plan, and 25% of their target annual cash compensation at risk under the Unit Performance Plan. Mr. Deavenport did not participate in the Unit Performance Plan during 2000. See "Unit Performance Plan" below.

      - Payout is based on annual corporate performance versus pre-set goals for specified measures.

      - Measures are established annually by the Compensation Committee based upon the Company's strategic emphasis for the following year:

        - Target levels of performance are established for one or more of the following objective business and financial measures: sales revenue growth, earnings from operations, cost improvements, cash flow, economic value created, productivity, quality, and customer satisfaction.

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        - Each measure is weighted for importance in determining final awards.

        - 2000 measures were: earnings from operations (weighted 70%), capital expenditures (weighted 15%), and a working capital measure (defined as total receivables plus inventory minus trade payables divided by sales, weighted 15%).

      - Payout levels range from no award if minimum performance levels are not achieved, to two times (2x) the "at risk" amount for above-goal performance. If minimum performance levels are not met and no award is earned, the participant loses the amount of pay at risk.

      - The Compensation Committee may in its discretion defer payment of an individual's award into the Executive Deferred Compensation Plan if the Compensation Committee determines that payment of the award could result in the participant receiving compensation in excess of the maximum amount deductible by the Company for federal income tax purposes.

      - For 2001, all Eastman managers, including Mr. Deavenport, will participate in the UPP and not in the APP. Accordingly, the portion of each participant's total pay that was formerly at risk under the APP will instead be at risk under the UPP.

       2000 PAYOUT:

      - Payouts under the Annual Performance Plan were 1.428x of target award (of a possible maximum of 2x).

        - Award levels were based upon corporate performance in 2000 that was above the maximum target level of performance for capital spending, near the maximum target level of performance for the working capital measure, and at the target level for earnings from operations.

        - The Annual Performance Plan award is included in the amounts reported for the executive officers in the "Bonus" column of the Summary Compensation Table.

      - In determining actual performance for each measure, the Annual Performance Plan provides for adjustments by the Compensation Committee for unusual charges, income items, or other events that are distortive of financial results. The calculations of earnings from operations, capital spending, and the working capital measure were adjusted to exclude the effect of business acquisitions during 2000. Without such adjustments, the calculated payout would have been 1.049x of target award.

      - The Annual Performance Plan was amended so that, beginning 2000, the payout to the executive officers named in the Summary Compensation Table is adjusted for unusual items on the same basis as for all other employees.

       UNIT PERFORMANCE PLAN

      Beginning with the 2000 performance year, a new variable compensation plan, the Unit Performance Plan, was implemented for management-level employees. The UPP is designed to deliver a portion of annual cash compensation according to organizational unit performance and the attainment of individual objectives and expectations. The UPP is intended to provide additional incentive for superior business and individual performance, and further to tie the interests of management-level individuals to performance of the Company's business and the interests of the Company's shareowners.

       KEY FEATURES:

      - For 2000, approximately 580 Company managers, including executive officers, participated.

      - The portion of pay "at risk" under the UPP is determined for each performance year by the Compensation Committee, based on the recommendation of the Chief Executive Officer. Amounts
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                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
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        at risk under the UPP are in addition to any pay "at risk" under the
        Eastman Performance Plan and Annual Performance Plan. For 2000, the portion of a participant's targeted pay at risk under the Annual Performance Plan and the UPP was equal to the portion of the targeted pay that was formerly at risk under the Annual Performance Plan.

      - The amount of the award pools from which payouts are made for each organizational unit are determined by annual performance of the organizational units for which quantitative performance can be objectively measured versus pre-set goals for specified measures. The Compensation Committee establishes organizational unit performance goals annually.

        - For 2000, organizational units whose performance was measured under the UPP were those in the Company's two reporting segments--Chemicals and Polymers. The amounts of the award pools for the organizations supporting the Chemicals and Polymers organizations (e.g., Human Resources, Financial, etc.) were determined based upon an average of the performance versus goals for specified measures for the Chemicals and Polymers organizational units. For 2000, there were 57 separate organizational units under the UPP.

        - For 2000, measures for both the Chemicals and Polymers reporting segments were: earnings from operations (weighted 70%), capital expenditures (weighted 15%), and a working capital measure (defined as trade receivables plus inventory minus trade payables divided by sales, weighted 15%).

      - An award pool is generated for each of the organizational units within the Company, equal to the aggregate of the UPP pay at risk for each eligible participant in the organization, multiplied by a performance factor determined by the Chemicals and Polymers segments' performance compared to the pre-set performance goals. The performance factor can range from 0% if organizational unit performance goals are not met, to 200% for specified above-goal performance.

      - Management within each organizational unit allocates that organization's award pool for individual payouts, based upon attainment of individual objectives and expectations established at the beginning of the performance period for each individual participant. Maximum potential for an individual award could exceed an individual's UPP pay at risk, based on the manager's assessment of individual performance. However, the sum of all individual awards within an organizational unit cannot exceed the total award pool for that organization.

      - The Compensation Committee may in its discretion defer payment of an individual's award into the Executive Deferred Compensation Plan if the Compensation Committee determines that payment of the award could result in the participant receiving compensation in excess of the maximum amount deductible by the Company for federal income tax purposes.

      - In 2001, Mr. Deavenport will participate in the Unit Performance Plan in an organizational unit established for the CEO. The Compensation Committee will establish individual objectives and expectations, and determine the award level, for the CEO.

       2000 PAYOUT:

      - 2000 corporate performance resulted in award pools under the Unit Performance Plan equivalent to 0.6x of target award (of a possible maximum of 2x) for the Chemicals organizational units and 1.816x of target award (of a possible maximum of 2x) for the Polymers organizational units. For organizational units supporting Chemicals and Polymers organizations, award pools were equivalent to 1.208x of target award. Payouts to individuals within each organizational unit were based upon management's assessment of the performance of each individual in the unit.

        - Corporate performance in 2000 was below the target level for the Chemicals segment and above target level for the Polymers segment. Chemicals performance was below the minimum threshold

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          for earnings from operations, and above the maximum target level for capital expenditures and working capital. Polymers performance was above the maximum target level for earnings from operations and capital expenditures, and below the target level for working capital.

        - Except for Mr. Deavenport, who did not participate in the Unit Performance Plan in 2000, the executive officers named in the Summary Compensation Table participated in an award pool established for all executive officers reporting to Mr. Deavenport. The amount of the award pool for the executive officers was determined by aggregating their individual pay at risk levels, subject to Chemicals and Polymers segment performance in 2000. Specifically, the aggregate award pool amount was based on i) Messrs. Rothwell's and Ferguson's targeted pay at risk levels and performance against established goals for the Chemicals and Polymers segments, respectively; and ii) Mr. Rogers' and Dr. Chitwood's (and the other executive officers') targeted pay at risk levels and the average of performance versus goals for the Chemicals and Polymers segments. The total amount of the award pool for the executive officers was equal to 1.208x of their aggregate targeted pay at risk under the UPP. Following determination of the award pool, the CEO assessed individual performance against established goals and expectations for each member of the executive team, including executive officers named in the Summary Compensation Table, and made individual payouts from the award pool. Dr. Chitwood's payout was based upon his performance against objectives for enhancing the Company's strategic portfolio; Mr. Ferguson's payout was based upon the financial performance of the Polymers Group versus targets and upon his leadership of the Polymers Group; Mr. Rogers' payout was based upon the overall financial performance of the Company and his leadership in restructuring the Financial organization; and Mr. Rothwell's payout was based upon the financial performance of the Chemicals Group versus targets, his efforts to restructure the portfolio of Chemicals businesses, and his leadership of the Chemicals Group.

        - Except for Mr. Deavenport, the Unit Performance Plan award is included in the amounts reported for the executive officers in the "Bonus" column of the Summary Compensation Table.

      - In determining actual performance for each measure, the Unit Performance Plan provides for adjustments by the Compensation Committee for unusual charges, income items, or other events that are distortive of financial results. The calculations of earnings from operations, capital spending, and working capital were adjusted to exclude the effect of business acquisitions during 2000. Without such adjustments, the calculated award pool would have equaled .300x of target award for the Chemicals segment, 1.700x of target award for the Polymers segment, and 1.000x of target award for the organizational units that support Chemicals and Polymers.

       OTHER BONUSES

      RECOGNITION AWARD. In 2000, in consideration of his contributions to the Financial organization, Mr. Rogers received an award of $30,000 under a program designed to recognize employees making extraordinary contributions to the Company. See Summary Compensation Table.

      BONUS PLANS FOR VENTURES. In 2000, the Company instituted a compensation program for employees supporting Company initiatives in e-business and digital business ventures. The program was designed to develop competitive incentives for employees directly involved in these ventures and to promote retention of these employees. Participants in this plan may share in an award pool generated from excess returns actually realized from investments, with awards vesting over a five-year period. Awards are allocated on the basis of management's assessment of an employee's influence on a group of investments. For 2000, one executive officer not named in the Summary Compensation Table received a bonus under the program.

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LONG-TERM STOCK-BASED INCENTIVE PAY

     EQUITY-BASED COMPENSATION PROGRAM. Equity-based compensation plans are designed to facilitate employee stock ownership and to make a portion of every employee's pay dependent on long-term return to all shareowners. Important aspects of the current equity-based compensation program are:

     Common Stock Under ESOP,
        ESOP Excess Plan, and
        Eastman Investment Plan....    Each year, an amount is contributed or
                                       credited to each employee's ESOP and/or
                                       ESOP Excess Plan account or Eastman
                                       Investment Plan account.

     Stock Options.................    Stock option program, implemented under
                                       the Company's Omnibus Long-Term
                                       Compensation Plans, creates a direct link between compensation of key Company managers and long-term performance of the Company. See "Change-in-Control
                                       Arrangements -- Omnibus Long-Term
                                       Compensation Plans."

     Performance Shares............    Awarded under the Company's Omnibus Plans
                                       to provide an incentive for key managers to maximize return to shareowners relative to a peer group of chemical companies over three-year performance periods. See "Performance
                                       Shares -- Long-Term Performance Subplans" below.

     Other Stock-Based Incentive
       Pay.........................    Under the Omnibus Plans, the Compensation
                                       Committee may also award additional
                                       stock-based compensation (with or without restrictions), performance shares or units, or additional options, including options with performance-based or other conditions to exercise.

     Stock Ownership
       Expectations................    Established for Company managers to
                                       encourage long-term stock ownership and
                                       the holding of shares awarded under the
                                       Omnibus Plans or acquired upon exercise
                                       of options. Over a five year period,
                                       managers invest one-half to four times
                                       their target-level total annual cash
                                       compensation in Company stock or stock
                                       equivalents. See "Stock Ownership of
                                       Directors and Executive
                                       Officers -- Common Stock and Common Stock
                                       Units." Normally, an annual review of
                                       progress towards these guidelines is
                                       conducted and reported to the Chief
                                       Executive Officer.

     HOW STOCK-BASED INCENTIVE PAY LEVELS ARE DETERMINED. The Compensation Committee establishes the size and other terms of annual option awards under the current stock option program, and the number of performance shares under the Long-Term Performance Subplans ("LTPSs"), by considering recommendations from outside compensation consultants based upon long-term compensation reported by the peer companies in the chemical industry described above under "How Base Pay and Variable Pay Levels are Determined." These stock options are granted, and performance shares are awarded, at a level so that the estimated value of normalized annual option grants and LTPS target award levels, as a proportion of total annual compensation, approximates the median of the range of similar compensation of the compared companies. In determining the size of option awards, the Company utilizes the services of an external compensation consultant to derive approximate values of options using a variation of the Black-Scholes

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option-pricing model. In addition, in order to recognize certain performance or provide additional incentive to achieve specific business objectives, the Compensation Committee from time-to-time awards stock-based compensation in addition to the regular option and performance share awards.

     The estimated current values of total long-term stock-based incentive pay for 2000 range from approximately 13% of total compensation at lower levels of management to approximately 65% of total compensation for the Chief Executive Officer.

     STOCK-BASED INCENTIVE PAY FOR 2000

      STOCK OPTIONS AND RESTRICTED STOCK:

      - The size and terms of the stock option grants reported in the "Option Grants in Last Fiscal Year" table were determined by applying the methodology described above under "How Stock-Based Incentive Pay Levels are Determined."

      - During 2000, the Compensation Committee determined that the targeted level of equity-based incentive pay was below competitive pay levels, and increased the level of equity compensation -- stock options and performance shares -- to Eastman managers.

      - Options granted in 2000 have an exercise price equal to 100% of the fair market value of the underlying common stock as of the date of grant.

      - Options granted in 2000 generally expire 10 years from the date of grant.

      - Upon the commencement of his employment with the Company in August 1999, Mr. Rogers was granted a special option to purchase 192,000 shares of Eastman common stock at an exercise price of $51.25. This option has a term of 10 years and vested and became exercisable as to 50% of the underlying shares upon the commencement of his employment with the Company and as to the remaining 50% upon the first anniversary of his employment date. Also in August 1999, Mr. Rogers was awarded 11,300 restricted shares of common stock, which restrictions lapsed on the first anniversary of his employment. In August 2000, he was awarded an additional 11,300 restricted shares of common stock, with restrictions lapsing on the second anniversary of his employment. Subject to continued employment with the Company, Mr. Rogers will be awarded 11,300 restricted shares of common stock on the second anniversary of his employment with the Company, with restrictions lapsing on the third anniversary of his employment date.

      - The Compensation Committee also awarded to Dr. Chitwood an additional option to purchase 15,000 shares of Eastman common stock in recognition of his leadership of key initiatives relating to the Company's business portfolio.

      PERFORMANCE SHARES -- LONG TERM PERFORMANCE SUBPLANS:

      - Performance shares were awarded to 39 key managers (including the executive officers in the Summary Compensation Table) under an LTPS of the Omnibus Plan.

      - The size of the performance share awards reported in the "Long-Term Incentive Plan -- Awards in Last Fiscal Year" table was determined by applying the methodology described under "How Stock-Based Incentive Pay Levels are Determined."

      - Performance is measured by the Company's total return to shareowners (change in stock price plus dividends declared during the three-year performance period, assuming reinvestment of dividends) relative to that of the companies identified in the Performance Graph.

      - Currently, payouts are based upon the Company's position in a ranking of the unweighted total return to shareowners of the compared companies.

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      - If earned, awards are paid after the end of the performance period in unrestricted shares of Eastman common stock, or participants may irrevocably elect in advance to defer the award payout into the Executive Deferred Compensation Plan.

      - The payouts reported in the Summary Compensation Table for Messrs. Deavenport, Ferguson, and Rothwell and Dr. Chitwood for the 1998-2000 LTPS performance period represent 150% of the target award (of a possible maximum of 200% of the target award) based upon the Company's total shareowner return ranking of 6th of the compared companies for the performance period. Mr. Rogers was first awarded performance shares for the 2000-2002 performance period, and was not eligible to receive a payout for the performance period ending in 2000.

      The total return comparisons under the Long Term Performance Subplans differ from that shown in the Performance Graph. For LTPS purposes, total percentage return on the common stock for the applicable three-year period is ranked with the total percentage returns on the common shares of each of the LTPS peer companies. The Performance Graph, on the other hand, compares the cumulative total return on an initial fixed investment in the Company's common stock and in an index comprised of the peer companies as a group, with the return of each component issuer weighted according to the respective issuer's market capitalization at the beginning of each period for which a return is indicated.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Compensation Committee determines the compensation of the Company's Chief Executive Officer in substantially the same manner as the compensation for other executive officers. Following a review of base salary and variable compensation of chief executive officers of comparable companies, and considering the continued trend in increasing CEO compensation at these companies, as well as the deferral of base pay increases for the Company's named executive officers in 1999, Mr. Deavenport's base salary and amount of pay at risk were increased in 2000 to ensure a competitive level of pay with these companies for comparable performance. Accordingly, during 2000 his annual base pay increased by $215,000 and his amount of pay at risk was increased from 40% to 45%. See "How Base Pay and Variable Pay Levels are Determined," and "Cash Compensation for 2000 -- Base pay."

     In March 2001, Mr. Deavenport received an Annual Performance Plan award in the amount of $1,028,160 and an award of $142,875 under the Eastman Performance Plan. Mr. Deavenport's awards were based upon the same performance versus goals in 2000 as were all other awards to other Company employees under the Annual Performance Plan and Eastman Performance Plan. See "Cash Compensation for
2000 -- Variable pay."

     Mr. Deavenport received an award of 23,800 performance shares under the LTPS for the 2000-2002 performance period, which represents approximately 60% of his stock-based incentive pay for 2000. The other portion of Mr. Deavenport's stock-based incentive pay for 2000 was in the form of an option to purchase 65,000 shares of Eastman common stock with an exercise price equal to the grant date market price of the underlying common stock. The size and terms of the option award and the award of performance shares were determined as described above under "Long-Term Stock-Based Incentive Pay -- How Stock Based Incentive Pay Levels are Determined."

     In February 2001, Mr. Deavenport received a payout for the 1998-2000 LTPS performance period equal to 16,350 shares, which represents 150% of his target award. Such payout was based upon the same relative total shareowner returns as were the other payouts under the 1998-2000 LTPS. See "Performance Shares -- Long Term Performance Subplans" above.

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

OMNIBUS BUDGET RECONCILIATION ACT OF 1993

     The Compensation Committee intends to continue to maximize the tax deductibility of compensation paid to the Company's Chief Executive Officer and other executive officers while maintaining the flexibility to compensate the officers in accordance with the Company's compensation policies.

     Section 162(m) of the Internal Revenue Code enacted pursuant to the Omnibus Budget Reconciliation Act of 1993 generally limits the deductibility to the Company of annual compensation (other than qualified "performance-based" compensation) in excess of $1 million paid to each of the Company's five highest paid executive officers. Base salaries, variable compensation under the Annual Performance Plan, Eastman Performance Plan, and Unit Performance Plan, any bonus payments outside the Eastman Performance Plan, Annual Performance Plan, and Unit Performance Plan, and stock and stock-based compensation without performance conditions are generally subject to the $1 million limit on deductible compensation.

     Based on transition rules under Section 162(m), compensation attributable to stock options granted and performance shares awarded under the Company's 1994 Omnibus Plan prior to the approval by shareowners of the 1997 Omnibus Plan is expected to qualify for deductibility under Section 162(m). The Eastman Performance Plan, the Annual Performance Plan, and the Unit Performance Plan allow the Compensation Committee to require, and Long Term Performance Subplans under the Omnibus Plans and outstanding restricted stock awards under the Omnibus Plans each provide for, the deferral of compensation into the EDCP to the extent that payout or vesting would result in the recipient receiving compensation in excess of the $1 million cap under Section 162(m). Based on a review of developments under Section 162(m), the Company adopted the 1997 Omnibus Plan and established certain amendments to the Eastman Performance Plan and the Annual Performance Plan, and these plans were approved by shareowners in 1997. The 1997 Omnibus Plan continues to meet the requirements of Section 162(m) with respect to stock option and performance share awards. To provide additional flexibility consistent with the Company's current compensation philosophy and program, the Compensation Committee amended the Annual Performance Plan and the Eastman Performance Plan in 2000 so that adjustments to financial results for unusual charges, income items, or other events distortive of financial results would apply on the same basis for all employees. As a result, annual variable pay under the Eastman Performance Plan and Annual Performance Plan is no longer "performance-based" under Section 162(m) because the amount of payouts under these plans may in some circumstances be subject to the discretion of the Compensation Committee. Annual variable pay under the Unit Performance Plan is not "performance-based" under Section 162(m) because payouts, if any, depend in part upon individual performance of participants.

     For 2000, the Compensation Committee deferred payouts to Mr. Deavenport under the Eastman Performance Plan and the Annual Performance Plan that otherwise would have resulted in non-deductible compensation. The Compensation Committee will continue to consider the deferral of any payouts under the Eastman Performance Plan, Annual Performance Plan, and Unit Performance Plan to the extent that such compensation would not be deductible to the Company.

               Compensation and Management Development Committee
                                Lee Liu (Chair)
                                Jerry E. Dempsey
                               Donald W. Griffin
                                Marilyn R. Marks
                                 John A. White

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

PERFORMANCE GRAPH

     The following graph compares the cumulative total return on Eastman common stock from December 31, 1995 through December 31, 2000 to that of the Standard & Poor's 500 Stock Index and a group of peer issuers in the chemical industry. The peer group consists of the 16 chemical companies which meet three objective criteria: (i) common shares traded on a major trading market; (ii) similar lines of business to those of the Company; and (iii) more than $1 billion in annual sales. Cumulative total return represents the change in stock price and the amount of dividends received during the indicated period, assuming reinvestment of dividends. The graph assumes an investment of $100 on December 31, 1995. The data in the graph have been provided by Standard & Poor's Institutional Market Services. The stock performance shown in the graph is included in response to SEC requirements and is not intended to forecast or to be indicative of future performance.

                   COMPARISON OF TOTAL RETURN TO SHAREOWNERS

                                                    EASTMAN CHEMICAL
                                                         COMPANY                  S&P 500 INDEX               PEER GROUP(1)
                                                    ----------------              -------------               -------------
12/31/1995                                                  100                         100                         100
12/31/1996                                                91.13                      122.96                      121.93
12/31/1997                                               101.18                      163.98                      155.08
12/31/1998                                                78.49                      210.85                      134.79
12/31/1999                                                86.97                      255.21                      170.06
12/31/2000                                                92.50                      231.98                      141.97

(1) The peer group for 2000 consists of the following issuers: Air Products and Chemicals, Inc.; Crompton Corporation (formerly Crompton and Knowles Corporation); Cytec Industries, Inc.; The Dow Chemical Company; E. I. du Pont de Nemours and Company; H. B. Fuller Company; The Geon Company; Great Lakes Chemical Corporation; Hercules Incorporated; Imperial Chemical Industries PLC; Lyondell Chemical Company; Millennium Chemicals Inc.; Rohm and Haas Company; Solutia Inc.; Union Carbide Corporation; and Wellman, Inc. M.A. Hanna Company, Morton International, Inc. and Witco Corporation, which were included in the peer group in the Company's proxy statement last year, have been excluded from the Company's peer comparison group. In accordance with SEC requirements, the return for each issuer has been weighted according to the respective issuer's stock market capitalization at the beginning of each period for which a return is indicated.

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

                     APPENDIX A -- AUDIT COMMITTEE CHARTER

FUNCTION OF THE AUDIT COMMITTEE

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities relating to:

     - the integrity of the financial statements of the corporation;

     - the Corporation's system of internal controls; and

     - the independence and performance of the Corporation's internal and outside auditors.

     The function of the Audit Committee is oversight. The management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation's financial statements, and is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The internal auditing department examines and evaluates the adequacy and effectiveness of the Corporation's system of internal controls. The outside auditor is responsible for planning and carrying out a proper audit and reviews in accordance with generally accepted auditing standards. The Audit Committee has the powers and responsibilities set forth in this Charter, but not the duty to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. While the Audit Committee provides an avenue for communication among the internal auditing department, the outside auditors, and management and the Board of Directors, it is not the responsibility of the Audit Committee to conduct investigations, to resolve disputes, if any, between management and the outside auditor or to assure compliance with laws.

COMPOSITION AND MEETINGS OF THE AUDIT COMMITTEE

     The Audit Committee will consist of at least three Board members. Each member of the Audit Committee must be independent of management and free from any relationship with the Corporation that would interfere with the exercise of independent judgment as an Audit Committee member. In determining independence, the Board will observe the requirements of the New York Stock Exchange.

     Each member of the Audit Committee must be "financially literate" or must become "financially literate" within a reasonable period of time after appointment to the Audit Committee. The Board will determine, in its business judgment, whether a director meets the financial literacy requirement.

     At least one member of the Audit Committee must have "accounting or related financial management expertise", as determined by the Board in its business judgment.

     In addition to such meetings of the Audit Committee as may be required to discuss the matters set forth in this Charter, the Audit Committee shall meet separately at least annually with management, the director of the internal auditing department, the outside auditors, and as a Committee to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. In addition, the Audit Committee, or at least its Chair, shall communicate with senior financial management and the outside auditors quarterly to review the Corporation's interim unaudited financial statements and significant findings, if any, based upon the auditors' limited review procedures.

OUTSIDE AUDITOR

     The outside auditor for the Corporation is ultimately accountable to the Board and the Audit Committee. The Audit Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor. Alternatively, the Audit Committee and the Board may nominate the outside auditor to be proposed for shareowner approval or appoint such auditor subject to ratification by shareowners.

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

POWERS AND RESPONSIBILITIES OF THE AUDIT COMMITTEE

     The Audit Committee will:

     - REVIEW AND RECOMMEND OUTSIDE AUDITORS. Review the performance of the outside auditors and recommend to the Board annually, and at other appropriate times, the firm to be retained as the Corporation's outside auditors.

     - REVIEW INDEPENDENCE OF OUTSIDE AUDITORS. In connection with recommending the firm to be retained as the Corporation's outside auditors, review the information provided by management and the outside auditors relating to the independence of such firm, including, among other things, information related to the non-audit services provided and expected to be provided by the outside auditors.

       The Audit Committee is responsible for: (i) ensuring that the outside auditor submits on a periodic basis, and at least annually, to the Audit Committee a formal written statement delineating all relationships between the auditor and the Corporation consistent with Independence Standards Board Standard No. 1, (ii) actively engaging in dialogue with the outside auditor with respect to any disclosed relationship or services that may impact the objectivity and independence of the outside auditor and (iii) recommending that the Board take appropriate action in response to the outside auditors' report to satisfy itself of the outside auditors' independence.

     - REVIEW COMPENSATION OF OUTSIDE AUDITORS. Review the fees paid to the outside auditors for audit and non-audit services.

     - REVIEW AUDIT PLAN. Review with the outside auditors their plans for, and the scope of, their annual audit and other examinations.

     - REVIEW ANNUAL FINANCIAL STATEMENTS AND AUDIT RESULTS. Review with appropriate officers of the Corporation and the outside auditors the annual audited financial statements to be included in the Corporation's Annual Report on Form 10-K and Annual Report to Shareowners. Review with the outside auditors the report of their annual audit, including matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented, relating to the conduct of the audit and the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting, and the accompanying management letter, if any, and including whether any restrictions have been placed on the scope of their activities or if there has been any lack of adequate response to their recommendations. Based upon these discussions and reviews, and on its assessment of the independence of the outside auditor, the Audit Committee will advise the Board of Directors whether it recommends that the audited financial statements be included in the Annual Report on Form 10-K and Annual Report to Shareowners.

     - REVIEW QUARTERLY FINANCIAL STATEMENTS. Review, prior to the Corporation's public release of quarterly earnings, through the Audit Committee Chairman or the Committee as a whole, with appropriate officers of the Corporation and the outside auditors the quarterly financial statements to be included in the Corporation's Quarterly Reports on Form 10-Q, and discuss with the outside auditors their reviews of the Corporation's quarterly financial statements conducted in accordance with Statement on Auditing Standards No. 71, and the matters, if any, required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented.

     - REVIEW APPOINTMENT OF DIRECTOR OF INTERNAL AUDITING. Review the appointment and replacement of the director of the internal auditing department.

     - REVIEW INTERNAL AUDIT PLANS. Review with the director of the internal auditing department and appropriate members of the staff of the internal auditing department the plans for and the scope of their ongoing audit activities.

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

     - REVIEW INTERNAL AUDIT REPORTS. Review with the director of the internal auditing department and appropriate members of the staff of the internal auditing department the periodic reports of the audit activities, examinations and results thereof of the internal auditing department.

     - REVIEW SYSTEMS OF INTERNAL ACCOUNTING CONTROLS. Review with the outside auditors, the director of the internal auditing department, the Chief Financial Officer and the Controller and, if and to the extent deemed appropriate by the Chairman of the Audit Committee, members of their respective staffs, the adequacy of the Corporation's internal accounting controls and of the Corporation's financial, auditing and accounting organizations and personnel.

     - REVIEW LEGAL MATTERS. On a periodic basis, and at least annually, review with the Corporation's General Counsel any legal matters that could have a material impact on the financial statements.

     - SECURITIES EXCHANGE ACT SECTION 10A. Obtain from the outside auditor assurance that it will inform the Corporation's management concerning any information indicating that an illegal act has or may have occurred that could have a material effect on the Corporation's financial statements, and assure that such information has been conveyed to the Audit Committee.

     - REVIEW CORPORATE COMPLIANCE PROGRAM. Review on a periodic basis, and at least annually, management's monitoring of the Corporation's Corporate Compliance Program.

     - REVIEW OTHER MATTERS. Review such other matters in relation to the accounting, auditing and financial reporting practices and procedures of the Corporation as the Audit Committee may, in its own discretion, deem desirable in connection with the review functions described above.

     - BOARD REPORTS. Report its activities to the Board in such manner and at such times as it deems appropriate.

ANNUAL REPORT

     The Audit Committee will prepare, with the assistance of management, including the General Counsel and the director of the internal auditing department, and the outside auditors, a report for inclusion in the Corporation's proxy statement relating to the annual meeting of shareowners at which directors are to be elected in accordance with the rules of the Securities and Exchange Commission.

ANNUAL REVIEW OF CHARTER

     The Audit Committee will review and reassess, with the assistance of management, including the General Counsel and the director of the internal auditing department, and the outside auditors, the adequacy of the Audit Committee's Charter at least annually. The Audit Committee will submit the Charter to the Board of Directors for approval and have the document included in the Corporation's annual meeting proxy statement at least every three years in accordance with the rules of the Securities and Exchange Commission.

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

           APPENDIX B -- PROPOSED CERTIFICATE OF AMENDMENT TO AMENDED
                  AND RESTATED CERTIFICATE OF INCORPORATION TO
                       EFFECT REVERSE/FORWARD STOCK SPLIT

                            CERTIFICATE OF AMENDMENT
                                       TO
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            EASTMAN CHEMICAL COMPANY

Pursuant to Section 242 of the General Corporation Law of the State of Delaware

                                     * * *

     EASTMAN CHEMICAL COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, declaring said proposed amendment to be advisable and directing that said proposed amendment be considered at the next annual meeting of the stockholders of the Corporation; and that the resolution setting forth said proposed amendment is as follows:

     RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be amended by adding to Article IV thereof a new Section 4.4 at the end thereof, which Article IV, Section 4.4 is to read in its entirety as follows:

          "4.4. (1) Effective at 6:00 p.m. (Eastern Time) on the effective date of the certificate of amendment adding this Section 4.4 to the Certificate of Incorporation (the "Reverse Split Effective Time"), each share of the Common Stock, par value $.01 per share, of the Corporation outstanding at the Reverse Split Effective Time shall, without any action on the part of the holder thereof, automatically be reclassified and changed into one tenth (1/10th) of a share of Common Stock, par value $.01 per share, of the Corporation; provided, however, that (i) if the foregoing reverse stock split (the "Reverse Split") would result in the record account of any holder of Common Stock having a number of shares of Common Stock that is, in the aggregate, less than one (1) share ("Fractional Shares"), such Fractional Shares shall, without any action on the part of the holder thereof, automatically be canceled in the Reverse Split; and (ii) in the Reverse Split, all of the Fractional Shares shall automatically be converted into the right to receive the Trading Value thereof upon surrender by the holder thereof of the certificate or certificates representing such Fractional Shares. For purposes hereof, the term "Trading Value" of any Fractional Shares shall mean the product of: (A) the average of the closing sale prices, as reported by The New York Stock Exchange ("NYSE"), per share of the Common Stock on each of the twenty (20) consecutive NYSE trading days that ends with the NYSE trading day that immediately precedes the date of the Reverse Split Effective Time, multiplied by (B) the number of shares of Common Stock that were converted into such Fractional Shares as a result of the Reverse Split. From and after the Reverse Split Effective Time, each holder of Fractional Shares shall have no further interest as a stockholder in the Corporation in respect of such Fractional Shares.

          (2) Effective at 6:01 p.m. (Eastern Time) on the effective date of the certificate of amendment adding this Section 4.4 to the Certificate of Incorporation (the "Forward Split Effective Time"): (i) each whole share of the Common Stock, par value $.01 per share, of the Corporation outstanding at the Forward Split Effective Time (after giving effect to the Reverse Split at the Reverse Split Effective Time) shall, without any action on the part of the holder thereof, automatically be reclassified and changed into ten (10) shares of Common Stock, par value $.01 per share, of the Corporation; and

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

     (ii) fractions of a share outstanding at the Forward Split Effective Time (after giving effect to the Reverse Split at the Reverse Split Effective
     Time) shall be proportionately reclassified and changed."

     SECOND: That thereafter, pursuant to resolutions of the Board of Directors of the Corporation, an annual meeting of the stockholders of the corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the number of shares necessary to authorize said amendment were voted in favor of said amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be
signed by its officer thereunto duly authorized this                day of May,
2001.

                                          By:
                                            ------------------------------------
                                            Earnest W. Deavenport, Jr.
                                            Chairman and Chief Executive Officer

                                          ATTEST:

                                          By:
                                            ------------------------------------
                                            Theresa K. Lee
                                            General Counsel and Secretary

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

                                                 FORM OF PAPER PROXY
                                                      (FRONT)
------------------------------------------------------------------------------------------------------------------------------------
                      The Board of Directors Recommends a vote FOR proposals 1, 2, and 3 and AGAINST 4 and 5
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                          Please mark
                                                                                                          your vote as
                                                                                                          indicated in  [x]
                                                                                                          this sample
1. Election of Directors -- (see reverse)        For   Withhold    For all   4. Adoption of Shareowner Proposal  For Against Abstain
   01 J. Arnelle      02 J. White                         All       Except:      to Study Health Risks From      [ ]   [ ]     [ ]
   03 P. Wood                                    [ ]     [ ]         [ ]         Cellulose Acetate Fibers

To withhold authority to vote for less than all nominees, mark "For all Except" and write the name(s) of individual(s) for whom authority is withheld.


2. Amendment of Certificate of Incorporation     For    Against     Abstain   5. Adoption of Shareowner Proposal For Against Abstain
   to Effect 10:1 Reverse/Forward Stock Split    [ ]     [ ]         [ ]         to Issue Report Concerning      [ ]    [ ]    [ ]
                                                                                 Emission of "Greenhouse Gases"
                                                                                 and Climate Change
3. Ratification of Appointment of PriceWater-    For    Against     Abstain
   houseCoopers LLP as Independent Accountants    [ ]     [ ]         [ ]                  Date            /          /2000
                                                                                          --------------------------------------


                                                                                          --------------------------------------
                                                                                                                   Signature

                                                                                          --------------------------------------
                                                                                                      Signature, If Jointly Held

                                                                             If acting as Attorney, Executor, Trustee or in other
                                                                             representative capacity, please sign name and title
------------------------------------------------------------------------------------------------------------------------------------
                             *FOLD AND DETACH HERE AND READ THE REVERSE SIDE*

                                     VOTE BY TELEPHONE OR INTERNET
                                    QUICK * * * EASY * * * IMMEDIATE

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE:  Call 1-800-293-5876. You will be asked to enter a CONTROL NUMBER located in the box in the lower right of this form.

OPTION A:   To vote as the Board of Directors recommends on ALL proposals: Press 1

OPTION B:   If you choose to vote on each item separately, press 0. You will hear these instructions:

            Item 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9
                    To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions

            Item 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0. The instructions are the same for all remaining items to be voted.

                    When asked, you must confirm your vote by pressing 1.

VOTE BY INTERNET: ACCESS THIS WEB ADDRESS: http://www.proxyvoting.com/eastman

                  IF YOU VOTE BY PHONE OR INTERNET -- DO NOT MAIL THE PROXY CARD
                                                      ------
                                  THANK YOU FOR VOTING
                                                                               -----------------------------
                                                                               |      CONTROL NUMBER       |
                                                                               |        123 456 789        |
                                                                               -----------------------------
                                                                               for Telephone/Internet Voting
------------------------------------------------------------------------------------------------------------------------------------
                                      *FOLD AND DETACH HERE*

         EASTMAN                2001 ANNUAL MEETING OF SHAREOWNERS
                                May 3, 2001
  2001 ANNUAL MEETING           Eastman Chemical Company
                                11:00 a.m., Employee Center
   ADMISSION TICKET             400 South Wilcox Drive, Kingsport, TN
                                (423) 229-4647

                   PLEASE PRESENT THIS TICKET FOR ADMISSION.

                                 PRELIMINARY PROXY MATERIALS DATED MARCH 1, 2001
                                                           SUBJECT TO COMPLETION

                              FORM OF PAPER PROXY
                                     (BACK)

                            EASTMAN CHEMICAL COMPANY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF SHAREOWNERS TO BE HELD ON MAY 3, 2001

The undersigned hereby appoints Theresa K. Lee and James P. Rogers as proxies with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Eastman Chemical Company standing in the name of the undersigned with all the powers which the undersigned would possess if present at the Annual Meeting of Shareowners of the Company to be held May 3, 2001 or any adjournment or postponements thereof.

Said proxies will vote on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on the reverse side of this card and are authorized to vote in their discretion on any other business that may come properly before the meeting. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE FOR ITEMS 1, 2, AND 3 AND AGAINST ITEMS 4 AND 5.

Nominees for election of three directors to serve in the class for which the term in office expires at the Annual Meeting of Shareowners in 2004 and until their successors are duly elected and qualified:

01) H. Jesse Arnelle
02) John A. White
03) Peter M. Wood

      (Continued, and to be marked, dated and signed, on the other side.)

--------------------------------------------------------------------------------
                            --FOLD AND DETACH HERE--

                             YOUR VOTE IS IMPORTANT

                       You can vote in one of three ways:

1. Call toll-free 1-800-293-5876 on a Touch-Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       OR

2. Vote by Internet at this Internet Address: http://www.proxyvoting.com/eastman

                                       OR

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                  PLEASE VOTE